AS filed with the Securities and Exchange Commission on October 27, 2022.

File No. 811-07038

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 37 [X]

THE MONEY MARKET PORTFOLIOS
(Exact Name of Registrant as Specified in Charter)

ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906
(Address of Principal Executive Offices (Zip Code)

(650) 312-2000
(Registrant’s Telephone Number, Including Area Code)

ALISON E. BAUR, ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906
(Name and Address of Agent for Service of Process)

Please Send Copy of Communications to:

Bruce G. Leto, Esq.
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, Pennsylvania 19102

THE MONEY MARKET PORTFOLIOS

The U.S. Government Money Market Portfolio

November 1, 2022

FORM N-1A, Part A:

The responses to Items 1 through 4 have been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 5. Management

Investment Manager: Franklin Advisers, Inc.

Item 6. Purchase and Sale of Fund Shares

Shares of The U.S. Government Money Market Portfolio (Fund) are sold only to other investment companies. The Fund's shares are redeemable. Purchases and redemptions are processed by written request, telephone or wire transfer on any day the Fund is open for business. There are no investment minimums for the purchase of Fund shares.

Item 7. Tax Information

The Fund's distributions are generally taxable to its shareholders as ordinary income.

Item 8. Financial Intermediary Compensation

Not applicable.

Item 9. Investment Objectives, Principal Investment Strategies, and Related Risks

Goal

The Fund's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. The Fund also tries to maintain a stable $1.00 share price.

Main Investment Strategies

The Fund invests at least 99.5% of its total assets in Government securities, cash and repurchase agreements collateralized fully by Government securities or cash. In addition, under normal circumstances, the Fund invests at least 80% of its net assets in Government securities and repurchase agreements collateralized fully by Government securities. In contrast to the Fund's 99.5% policy, the Fund's 80% policy does not include cash. For purposes of these policies, “Government securities” means any securities issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing. Government securities include those issued by government agencies or instrumentalities, such as the Federal National Mortgage Association (Fannie Mae), Federal Home Loan Mortgage Corporation (Freddie Mac), Federal Home Loan Banks and Federal Farm Credit Banks, whose securities are neither issued nor guaranteed by the U.S. Government. The Fund intends to be a “Government money market fund,” as such term is defined in or interpreted under Rule 2a-7 under the Investment Company Act of 1940. Shareholders will be given at least 60 days’ advance notice of any change to the 99.5% and 80% policies.

The Fund uses the amortized cost method of valuation to seek to maintain a stable $1.00 share price and does not currently intend to impose liquidity fees or redemption gates on Fund redemptions. Please note, however, that the board of trustees reserves the ability to subject the Fund to a liquidity fee and/or redemption gate in the future, after providing prior notice to shareholders.

The Fund invests in:

U.S. government securities which may include fixed, floating and variable rate securities.

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Repurchase agreements which are agreements by the Fund to buy Government securities from a broker-dealer or other counterparty and then to sell the securities back to such counterparty on an agreed upon date (generally, less than seven days) at a higher price, which reflects prevailing short-term interest rates.

Portfolio maturity and quality The Fund only buys securities that the investment manager determines present minimal credit risks. The Fund maintains a dollar-weighted average portfolio maturity of 60 calendar days or less, maintains a dollar-weighted average life for its portfolio of 120 calendar days or less, and only buys securities that mature or are deemed to mature in 397 calendar days or less.

Temporary Investments

When the investment manager believes market or economic conditions are unusual or unfavorable for investors, the investment manager may invest up to 100% of the Fund's assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash. The investment manager may also hold cash when securities meeting the Fund's investment criteria are unavailable or to maintain liquidity. In these circumstances, the Fund may be unable to achieve its investment goal.

Principal Risks

Interest Rate

Interest rate changes can be sudden and unpredictable, and are influenced by a number of factors, including government policy, monetary policy, inflation expectations, perceptions of risk, and supply of and demand for debt securities. Changes in government or central bank policy, including changes in tax policy or changes in a central bank’s implementation of specific policy goals, may have a substantial impact on interest rates. There can be no guarantee that any particular government or central bank policy will be continued, discontinued or changed or that any such policy will have the desired effect on interest rates. Debt securities generally tend to lose market value when interest rates rise and increase in value when interest rates fall. A low or negative interest rate environment may increase the risks associated with changes in interest rates. A rise in interest rates also has the potential to cause investors to rapidly sell fixed-income securities. A substantial increase in interest rates may also have an adverse impact on the liquidity of a debt security, especially those with longer maturities or durations. Securities with longer maturities or durations or lower coupons or that make little (or no) interest payments before maturity tend to be more sensitive to interest rate changes.

The Fund’s yield will vary; it is not fixed for a specific period like the yield on a bank certificate of deposit. A low interest or negative rate environment may prevent the Fund from providing a positive yield or paying Fund expenses out of current income and could impair the Fund’s ability to maintain a stable net asset value. A sharp and unexpected change in interest rates could cause the Fund’s share price to drop below a dollar. However, the short maturities of the securities held in the Fund’s portfolio reduce their potential for price fluctuation.

Credit

U.S. government investments generally have the least credit risk but are not completely free of credit risk. The Fund may incur losses on debt securities that are inaccurately perceived to present a different amount of credit risk by the market, the investment manager or the rating agencies than such securities actually do. Any downgrade of securities issued by the U.S. government may result in a downgrade of securities issued by its agencies or instrumentalities.

Income

The Fund's distributions to shareholders may decline when prevailing interest rates fall, when the Fund experiences defaults on debt securities it holds or when the Fund realizes a loss upon the sale of a debt security. The Fund’s income generally declines during periods of falling benchmark interest rates because the Fund must reinvest the proceeds it receives from existing investments (upon their maturity, prepayment, sale, amortization, call or buy-back) at a lower rate of interest or return. Because the Fund limits its investments to high-quality, short-term securities, its portfolio generally will earn lower yields than a portfolio with lower-quality, longer-term securities subject to more risk.

U.S. Government Securities

Not all obligations of the U.S. Government, its agencies and instrumentalities are backed by the full faith and credit of the United States. Some obligations are backed only by the credit of the issuing agency or instrumentality, and in some cases there may be some risk of default by the issuer. Government agency or instrumentality issues have different levels of credit support. U.S.

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government-sponsored entities ("GSEs"), such as Fannie Mae and Freddie Mac, may be chartered by Acts of Congress, but their securities are neither issued nor guaranteed by the U.S. government. Although the U.S. government has provided financial support to Fannie Mae, Freddie Mac and certain other GSEs, no assurance can be given that the U.S. government will continue to do so. Accordingly, securities issued by Fannie Mae and Freddie Mac may involve a risk of non-payment of principal and interest. Investors should remember that guarantees of timely repayment of principal and interest do not apply to the market prices and yields of the securities or to the net asset value or performance of the Fund, which will vary with changes in interest rates and other market conditions.

Repurchase Agreements

A repurchase agreement exposes the Fund to the risk that the party that sells the securities to the Fund may default on its obligation to repurchase such securities.

Market

The market values of securities or other investments owned by the Fund will go up or down, sometimes rapidly or unpredictably. The Fund’s investments may decline in value due to factors affecting individual issuers (such as the results of supply and demand), or sectors within the securities markets. The value of a security or other investment also may go up or down due to general market conditions that are not specifically related to a particular issuer, such as real or perceived adverse economic conditions, changes in interest rates or exchange rates, or adverse investor sentiment generally. In addition, unexpected events and their aftermaths, such as the spread of diseases; natural, environmental or man-made disasters; financial, political or social disruptions; terrorism and war; and other tragedies or catastrophes, can cause investor fear and panic, which can adversely affect the economies of many companies, sectors, nations, regions and the market in general, in ways that cannot necessarily be foreseen. During a general downturn in the securities markets, multiple asset classes may decline in value. When markets perform well, there can be no assurance that securities or other investments held by the Fund will participate in or otherwise benefit from the advance.

The current global outbreak of the novel strain of coronavirus, COVID-19, has resulted in market closures and dislocations, extreme volatility, liquidity constraints and increased trading costs. Efforts to contain the spread of COVID-19 have resulted in global travel restrictions and disruptions of healthcare systems, business operations and supply chains, layoffs, volatility in consumer demand for certain products, defaults and credit ratings downgrades, and other significant economic impacts. The effects of the COVID-19 pandemic have impacted global economic activity across many industries and may heighten other pre-existing political, social and economic risks, locally or globally. The full impact of the COVID-19 pandemic, and other epidemics and pandemics that may arise in the future, on national and global economies, individual companies and the financial markets is unpredictable, may result in a high degree of uncertainty for potentially extended periods of time and may adversely affect the Fund’s performance.

Management

The Fund is actively managed and could experience losses (realized and unrealized) if the investment manager's judgment about markets, interest rates or the attractiveness, relative values, liquidity, or potential appreciation of particular investments made for the Fund prove to be incorrect. There can be no guarantee that these techniques or the investment manager's investment decisions will produce the desired results. Additionally, legislative, regulatory, or tax developments may affect the investment techniques available to the investment manager in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment goal.

More detailed information about the Fund, its policies and risks can be found in the Fund's Part B.

A description of the Fund's policies and procedures regarding the release of portfolio holdings information is also available in the Fund's Part B.

Item 10. Management, Organization, and Capital Structure

(a) Management

(1) Investment Adviser

Franklin Advisers, Inc. (Advisers), One Franklin Parkway, San Mateo, CA 94403-1906, is the Fund's investment manager. Advisers is a wholly owned subsidiary of Franklin Resources, Inc. Together, Advisers and its affiliates

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manage, as of September 30, 2022, $1.30 trillion in assets, and have been in the investment management business since 1947.

The Fund pays Advisers a fee for managing the Fund's assets. For the fiscal year ended June 30, 2022, the Fund’s management fees, before fee waivers, were 0.15% of its average daily net assets. Under a voluntary fee waiver by management as noted below, the Fund paid 0.10% of its average daily net assets to the investment manager for its services.

In an effort to prevent a negative yield, management (i.e., the investment manager and certain of its affiliates) has voluntarily agreed to waive or limit its fees, assume as its own expense certain expenses otherwise payable by the Fund, and, if necessary, make a capital infusion into the Fund. These waivers, expense reimbursements and capital infusions are voluntary and may be modified or discontinued by management at any time and without further notice. There is no guarantee that the Fund will be able to avoid a negative yield. With these reductions, net Fund operating expenses for the fiscal year were as shown in the Financial Highlights.

A discussion regarding the basis for the approval of the investment management contract for the Fund is available in the Fund's annual report to shareholders for the fiscal year ended June 30.

Manager of Managers Structure

The investment manager and the Fund have received an exemptive order from the U.S. Securities and Exchange Commission (SEC) that allows the Fund to operate in a “manager of managers” structure whereby the investment manager can appoint and replace both wholly-owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors, each subject to board approval but without obtaining prior shareholder approval (Manager of Managers Structure). The Fund will, however, inform shareholders of the hiring of any new sub-advisor within 90 days after the hiring. The SEC exemptive order provides the Fund with greater flexibility and efficiency and alleviates the need for the Fund to incur the expense and delays associated with obtaining shareholder approval of such sub-advisory agreements.

The use of the Manager of Managers Structure with respect to the Fund is subject to certain conditions that are set forth in the SEC exemptive order. Under the Manager of Managers Structure, the investment manager has the ultimate responsibility, subject to oversight by the Fund’s board of trustees, to oversee sub-advisors and recommend their hiring, termination and replacement. The investment manager will also, subject to the review and approval of the Fund’s board of trustees: set the Fund’s overall investment strategy; evaluate, select and recommend sub-advisors to manage all or a portion of the Fund’s assets; and implement procedures reasonably designed to ensure that each sub-advisor complies with the Fund’s investment goal, policies and restrictions. Subject to review by the Fund’s board of trustees, the investment manager will allocate and, when appropriate, reallocate the Fund’s assets among sub-advisors and monitor and evaluate the sub-advisors’ performance.

(2) Portfolio Manager

The response to Item 5(b) has been omitted pursuant to Instruction 1 to that item.

(3) Legal Proceedings

Not applicable.

(b) Capital Stock

The Fund's shares have not been registered under the Securities Act of 1933 (1933 Act). See Item 6. There are no other unique or unusual restrictions on the right freely to retain or dispose of the Fund's shares or material obligations or potential liabilities associated with holding the Fund's shares (not including investment risks) that may expose investors to significant risks.

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Item 11. Shareholder Information

(a) Pricing of Fund Shares

The Fund calculates the NAV per share each business day as of 1 p.m. Pacific time or the regularly scheduled close of the New York Stock Exchange (NYSE), whichever is earlier. The Fund does not calculate the NAV on days the NYSE is closed for trading, which include New Year’s Day, Martin Luther King Jr. Day, President’s Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE has a scheduled early close, the Fund’s share price would be determined as of the time of the close of the NYSE. If, due to weather or other special or unexpected circumstances, the NYSE has an unscheduled early close on a day that it has opened for business, the Fund reserves the right to consider that day as a regular business day and accept purchase and redemption orders and calculate its share price as of the normally scheduled close of regular trading on the NYSE.

The Fund's assets are generally valued at their amortized cost.

Requests to buy and sell shares are processed at the NAV next calculated after the Fund receives a request in proper form.

(b) Purchase of Fund Shares

The Fund's shares have not been registered under the 1933 Act, which means they may not be sold publicly. The Fund's shares may, however, be sold through private placements pursuant to available exemptions from the 1933 Act.

Shares of the Fund are sold only to other investment companies. Funds should be wired to the Fund's bank account at The Bank of New York Mellon, for credit to the Fund's account. All investments in the Fund are credited to the shareholder's account in the form of full and fractional shares of the Fund (rounded to the nearest 1/1000 of a share). The Fund does not issue share certificates.

Shares of the Fund generally may be purchased on any day the Fund is open for business. Wire purchase orders in federal funds are not accepted on days when the Federal Reserve Bank system and the Fund's custodian are closed.

(c) Redemption of Fund Shares

As stated above, the Fund's shares are restricted securities, which may not be sold unless registered or pursuant to an available exemption from the 1933 Act.

Redemptions are processed on any day the Fund is open for business and are effected at the NAV per share next calculated after the Fund receives a redemption request in proper form.

Redemption payments will generally be made within seven days after receipt of the redemption request in proper form; however, the Fund will provide redemption proceeds within one business day of up to 10% of each shareholder's total investment in the Fund. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed. In unusual circumstances, the Fund may temporarily suspend redemptions or postpone the payment of proceeds as allowed by federal securities law.

Additional Policies. Please note that the Fund maintains additional policies and reserves certain rights, including:

• Typically, the Fund uses cash and cash equivalents held in its portfolio or sells portfolio assets to meet all redemption needs. For redemptions over a certain amount, the Fund may pay redemption proceeds in securities or other assets rather than cash if the investment manager determines it is in the best interest of the Fund, consistent with applicable law. Investors should expect to incur transaction costs upon the disposition of the securities received in the distribution.

(d) Dividends and Distributions

The Fund intends to declare income dividends from its net investment income each day that its NAV is calculated and pays them monthly. Capital gains, if any, may be paid at least annually. The Fund may distribute income dividends and capital gains more frequently, if necessary, in order to reduce or eliminate federal excise or income taxes on the Fund. The amount of any distribution will vary, and there is no guarantee the Fund will pay either income dividends or capital gain distributions.

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(e) Frequent Purchases and Redemptions of Fund Shares

The board of trustees of the Fund has not adopted policies and procedures with respect to frequent purchases and redemptions of Fund shares by Fund shareholders because Fund shares are purchased only by other investment companies in private placements. Those investment companies generally have adopted policies and procedures with respect to frequent purchases and redemptions of their shares.

(f) Tax Consequences

Income dividends are generally subject to tax at ordinary rates. Because the Fund invests primarily in debt securities, it is expected that none of the Fund's income dividends will be qualified dividends subject to reduced rates of taxation to individuals.

Fund distributions of short-term capital gains are also subject to tax at ordinary rates. Because the Fund is a money market fund, it does not expect to realize and distribute any long-term capital gains on its investments.

Because the Fund seeks to maintain a $1.00 per share NAV, sales of its shares will not generally result in a taxable capital gain or loss for federal or state income tax purposes.

Item 12. Distribution Arrangements

(a) Sales Loads

Not applicable.

(b) Rule 12b-1 Fees

Not applicable.

(c) Additional Information on Master Feeder Funds

The shareholders of the Fund are investment companies that seek to achieve their investment objectives by investing all of their investable assets in shares of the Fund (Feeder Funds). The Feeder Funds have investment objectives, policies and limitations that are similar to those of the Fund. The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities. The investment experience of each of the Feeder Funds corresponds directly with the investment experience of the Fund.

As a master fund, the Fund has one or more funds that serve as Feeder Funds. Any change to the fundamental investment objective or the fundamental investment restrictions of the Fund would be submitted to all the Feeder Funds, as required within the Feeder Funds' jurisdiction. It is possible that a change in fundamental investment objective or fundamental investment restriction could be approved by a majority of shareholders even if some of the Feeder Funds voted against the change.

The response to Item 13 has been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

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THE MONEY MARKET PORTFOLIOS

The U.S. Government Money Market Portfolio

November 1, 2022

Form N-1A, Part B

Item 14. Cover Page and Table of Contents

(a) Cover Page

The Money Market Portfolios (Trust) is an open-end management investment company, commonly called a mutual fund. Currently, the Trust has one series, the shares of beneficial interest of which are available only to other investment companies. The series is The U.S. Government Money Market Portfolio (Fund). The Fund's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. The Fund also tries to maintain a stable $1.00 share price.

This Part B, referred to as the Statement of Additional Information (SAI), is not a prospectus. It contains information in addition to the information in the Fund's Part A, referred to as the prospectus. The Fund's prospectus, dated November 1, 2022, which we may amend from time to time, contains the basic information you should know before investing in the Fund. You should read this SAI together with the Fund's prospectus.

The audited financial statements and Report of Independent Registered Public Accounting Firm in the Fund's Annual Report to shareholders, for the fiscal year ended June 30, 2022, are incorporated by reference (are legally a part of this SAI).

The Fund issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (1933 Act). Shares of the Fund are sold only to “accredited investors,” as defined in Regulation D under the 1933 Act. Accredited investors include common or commingled trust funds, investment companies and other institutional investors.

For a free copy of the current prospectus or shareholder report, visit the SEC's website at http://www.sec.gov.

Investment company shares, annuities, and other investment products:

• are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government;

• are not deposits or obligations of, or guaranteed or endorsed by, any bank;

• are subject to investment risks, including the possible loss of principal.

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(b) Table of Contents

Item 14. Cover Page and Table of Contents

Item 15. Fund History

Item 16. Description of the Fund and its Investments and Risks

Item 17. Management of the Fund

Item 18. Control Persons and Principal Holders of Securities

Item 19. Investment Advisory and Other Services

Item 20. Portfolio Managers

Item 21. Brokerage Allocation and Other Policies

Item 22. Capital Stock and Other Securities

Item 23. Purchase, Redemption and Pricing of Shares

Item 24. Taxation of the Fund

Item 25. Underwriters

Item 26. Calculation of Performance Data

Item 27. Financial Statements

Item 15. Fund History

The Trust was organized as a Delaware statutory trust (a form of entity formerly known as a business trust) on June 16, 1992, and is registered with the U.S. Securities and Exchange Commission (SEC).

Item 16. Description of the Fund and its Investments and Risks

The Fund is a diversified series of the Trust, an open-end management investment company, commonly called a mutual fund.

Goals, Strategies and Risks

The following information provided with respect to the Fund is in addition to that included in the Fund's prospectus.

In addition to the main types of investments and strategies undertaken by the Fund as described in the prospectus, the Fund also may invest in other types of instruments and engage in and pursue other investment strategies, which are described in this SAI. Investments and investment strategies with respect to the Fund are discussed in greater detail in the section below entitled "Glossary of Investments, Techniques, Strategies and Their Risks."

Generally, the policies and restrictions discussed in this SAI and in the prospectus apply when the Fund makes an investment. In most cases, the Fund is not required to sell an investment because circumstances change and the investment no longer meets one or more of the Fund's policies or restrictions. If a percentage restriction or limitation is met at the time of investment, a later increase or decrease in the percentage due to a change in the value of portfolio investments will not be considered a violation of the restriction or limitation, with the exception of the Fund's limitations on borrowing as described herein or unless otherwise noted herein.

The Fund has adopted certain investment restrictions as fundamental and non-fundamental policies. A fundamental policy may only be changed if the change is approved by (i) more than 50% of the Fund's outstanding shares or (ii) 67% or more of the Fund's shares present at a shareholder meeting if more than 50% of the Fund's outstanding shares are represented at the meeting in person or by proxy, whichever is less. A non-fundamental policy may be changed without the approval of shareholders. You could lose money by investing in the Fund. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it cannot guarantee it will do so. An investment in the Fund is not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. The Fund’s sponsor has no legal obligation to provide financial support to the Fund, and you should not expect that the sponsor will provide financial support to the Fund at any time. Shares of the Fund are not deposits or obligations of, or guaranteed or endorsed by, any bank.

For more information about the restrictions of the Investment Company Act of 1940 (1940 Act) on the Fund with respect to borrowing and senior securities, see “Glossary of Investments, Techniques, Strategies and Their Risks - Borrowing” below.

Fundamental Investment Policies

The Fund's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. The Fund also tries to maintain a stable $1.00 share price.

The Fund may not:

1. Borrow money, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the U.S. Securities and Exchange Commission (SEC).

2. Act as an underwriter, except to the extent the Fund may be deemed to be an underwriter when disposing of securities it owns or when selling its own shares.

3. Make loans if, as a result, more than 33 1/3% of its total assets would be lent to other persons, including other investment companies to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC. This limitation does not apply to (i) the lending of portfolio securities, (ii) the purchase of debt securities, other debt instruments, loan participations and/or engaging in direct corporate loans in accordance with its investment goals and policies, and (iii) repurchase agreements to the extent the entry into a repurchase agreement is deemed to be a loan.

4. Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from (i) purchasing or selling securities or instruments secured by real estate or interests therein, securities or instruments representing interests in real estate or securities or instruments of issuers that invest, deal or otherwise engage in transactions in real estate or interests therein, and (ii) making, purchasing or selling real estate mortgage loans.

5. Purchase or sell commodities, except to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

6. Issue senior securities, except to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

7. Invest more than 25% of its net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies or certificates of deposit, bankers’ acceptances and other similar obligations of domestic bankers).

8. Purchase the securities of any one issuer (other than the U.S. government or any of its agencies or instrumentalities or securities of other investment companies, whether registered or excluded from registration under Section 3(c) of the 1940 Act) if immediately after such investment (i) more than 5% of the value of its total assets would be invested in such issuer or (ii) more than 10% of the outstanding voting securities of such issuer would be owned by the Fund, except that up to 25% of the value of its total assets may be invested without regard to such 5% and 10% limitations.1

1. The Fund will be considered to have satisfied this restriction if it is in compliance with Rule 2a-7(d)(3) and (e) under the 1940 Act (or any successor rule thereto).

Non-Fundamental Investment Policies

The Fund:

1. Will invest in obligations or instruments issued by banks and savings institutions with assets of at least $1 billion.

2. May invest in an obligation issued by a branch of a bank only if the parent bank has assets of at least $5 billion.

3. May not make any new investments while any outstanding loans exceed 5% of its total assets.

4. Only intends to buy stripped securities that are issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. government.

5. May not invest more than 5% of its total assets (measured at the time of acquisition) in illiquid securities, as defined under applicable regulation.

6. Will invest 100% of its assets in securities with remaining maturities of 397 calendar days or less. Maturity, for purposes of this policy, is calculated in accordance with Rule 2a-7, including Rule 2a-7's maturity shortening provisions.

Glossary of Investments, Techniques, Strategies and Their Risks

Certain words or phrases may be used in descriptions of Fund investment policies and strategies to give investors a general sense of the Fund's levels of investment. They are broadly identified with, but not limited to, the following percentages of Fund total assets:

“small portion”	less than 10%
“portion”	10% to 25%
“significant”	25% to 50%
“substantial”	50% to 66%
“primary”	66% to 80%
“predominant”	80% or more

If the Fund intends to limit particular investments or strategies to no more than specific percentages of Fund assets, the prospectus or SAI will clearly identify such limitations. The percentages above are not limitations unless specifically stated as such in the Fund's prospectus or elsewhere in this SAI.

The Fund may invest in securities that are rated by various rating agencies such as Moody's Investors Service (Moody's) and S&P® Global Ratings (S&P®), as well as securities that are unrated.

The following are requirements for money market fund investments, and securities and techniques used by the Fund:.

Liquidity The Fund may not invest more than 5% of its total assets (measured at the time of acquisition) in illiquid securities, as defined under applicable regulation.

The Fund is required to invest at least 10% of its total assets (measured at the time of acquisition) in "daily liquid assets" and at least 30% of its total assets (measured at the time of acquisition) in "weekly liquid assets." "Daily liquid assets" are cash (including demand deposits), direct obligations of the U.S. Government and securities (including repurchase agreements) that will mature or are subject to a demand feature that is exercisable and payable within one business day or amounts receivable and due unconditionally within one business day on pending sales of portfolio securities. "Weekly liquid assets" are cash (including demand deposits), direct obligations of the U.S. Government, U.S. Government agency/instrumentality discount notes (without provision for the payment of interest) with remaining maturities of 60 calendar days or less, and securities (including repurchase agreements) that will mature or are subject to a demand feature that is exercisable and payable within five business days or amounts receivable and due unconditionally within five business days on pending sales of portfolio securities. For purposes of these two definitions, maturity is determined without reference to the maturity shortening exceptions in Rule 2a-7 regarding interest rate readjustments.

Maturity.  The Fund is required to maintain a dollar-weighted average portfolio maturity of no greater than 60 calendar days and the Fund is required to maintain a dollar-weighted average life of no greater than 120 calendar days. “Weighted average life” is portfolio maturity measured without reference to provisions that otherwise permit the maturity of certain adjustable rate securities to be deemed to be “shortened” to their interest rate reset dates.

Suspension of redemptions.  In the event that (a) the Fund, at the end of a business day, has invested less than 10% of its total assets in weekly liquid assets or (b) the Fund’s price per share as computed for the purpose of distribution, redemption and repurchase, rounded to the nearest 1%, has deviated from the stable price established by the Trust’s board of trustees or (c) the Trust’s board of trustees, including a majority of trustees who are not interested persons of the Trust as defined in the 1940 Act, determines that such a deviation is likely to occur, and the board of trustees, including a majority of trustees who are not interested persons of the Trust, irrevocably has approved the liquidation of the Fund, the Trust's board of trustees has the authority to suspend redemptions of Fund shares.

The following is a description of various types of securities, instruments and techniques that may be purchased and/or used by the Fund:

Borrowing The 1940 Act and the SEC's current rules, exemptions and interpretations thereunder, permit the Fund to borrow up to one-third of the value of its total assets (including the amount borrowed, but less all liabilities and indebtedness not represented by senior securities) from banks. The Fund is required to maintain continuous asset coverage of at least 300% with respect to such borrowings and to reduce the amount of its borrowings (within three days excluding Sundays and holidays) to restore such coverage if it should decline to less than 300% due to market fluctuations or otherwise. In the event that the Fund is required to reduce its borrowings, it may have to sell portfolio holdings, even if such sale of the Fund's holdings would be disadvantageous from an investment standpoint.

If the Fund makes additional investments while borrowings are outstanding, this may be considered a form of leverage. Leveraging by means of borrowing may exaggerate the effect of any increase or decrease in the value of portfolio securities on the Fund's net asset value, and money borrowed will be subject to interest and other costs (which may include commitment fees and/or the cost of maintaining minimum average balances), which may or may not exceed the income or gains received from the securities purchased with borrowed funds.

In addition to borrowings that are subject to 300% asset coverage and are considered by the SEC to be permitted "senior securities," the Fund is also permitted under the 1940 Act to borrow for temporary purposes in an amount not exceeding 5% of the value of its total assets at the time when the loan is made. A loan will be presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed.

Cybersecurity  With the increased use of technologies such as mobile devices and Web-based or “cloud” applications, and the dependence on the Internet and computer systems to conduct business, the Fund is susceptible to operational, information security and related risks. In general, cybersecurity incidents can result from deliberate attacks or unintentional events (arising from external or internal sources) that may cause the Fund to lose proprietary information, suffer data corruption, physical damage to a computer or network system or lose operational capacity. Cybersecurity attacks include, but are not limited to, infection by malicious software, such as malware or computer viruses or gaining unauthorized access to digital systems, networks or devices that are used to service the Fund’s operations (e.g., through “hacking,” “phishing” or malicious software coding) or other means for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cybersecurity attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on the Fund’s websites (i.e., efforts to make network services unavailable to intended users). Recently, geopolitical tensions may have increased the scale and sophistication of deliberate cybersecurity attacks, particularly those from nation-states or from entities with nation-state backing. In addition, authorized persons could inadvertently or intentionally release confidential or proprietary information stored on the Fund’s systems.

Cybersecurity incidents affecting the Fund’s investment manager and other service providers to the Fund or its shareholders (including, but not limited to, sub-advisors, accountants, custodians, sub-custodians, transfer agents and financial intermediaries) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses to both the Fund and its shareholders, interference with the Fund’s ability to calculate its net asset value, impediments to trading, the inability of Fund shareholders to transact business and the Fund to process transactions (including fulfillment of purchases and redemptions), violations of applicable privacy and other laws (including the release of private shareholder information) and attendant breach notification and credit monitoring costs, regulatory fines, penalties, litigation costs, reputational damage, reimbursement or other compensation costs, forensic investigation and remediation costs, and/or additional compliance costs. Similar adverse consequences could result from cybersecurity incidents affecting issuers of securities in which the Fund invests, counterparties with which the Fund engages in transactions, governmental and other regulatory authorities, exchange and other financial market operators, banks, brokers, dealers, insurance companies and other financial institutions (including financial intermediaries and other service providers) and other parties. In addition, substantial costs may be incurred in order to safeguard against and reduce the risk of any cybersecurity incidents in the future. In addition to administrative, technological and procedural safeguards, the Fund’s investment manager has established business continuity plans in the event of, and risk management systems to prevent or reduce the impact of, such cybersecurity incidents. However, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified, as well as the rapid development of new threats. Furthermore, the Fund cannot control the cybersecurity plans and systems put in place by its service providers or any other third parties whose operations may affect the Fund and its shareholders. The Fund and its shareholders could be negatively impacted as a result.

Because technology is frequently changing, new ways to carry out cyber attacks are always developing. Therefore, there is a chance that some risks have not been identified or prepared for, or that an attack may not be detected, which puts limitations on the Fund's ability to plan for or respond to a cyber attack. Like other funds and business enterprises, the Fund, the investment manager and their service providers are subject to the risk of cyber incidents occurring from time to time.

Debt securities - general description In general, a debt security represents a loan of money to the issuer by the purchaser of the security. A debt security typically has a fixed payment schedule that obligates the issuer to pay interest to the lender and to return the lender's money over a certain time period. A company typically meets its payment obligations associated with its outstanding debt securities before it declares and pays any dividend to holders of its equity securities. Bonds, notes and commercial paper are examples of debt securities and differ in the length of the issuer's principal repayment schedule, with bonds carrying the longest repayment schedule and commercial paper the shortest:

Bonds.  A bond is a debt security in which investors lend money to an entity that borrows for a defined period of time, usually a period of more than five years, at a specified interest rate.

Commercial paper.  Commercial paper is an unsecured, short-term loan to a corporation, typically for financing accounts receivable and inventory with maturities of up to 270 days.

Debentures.  A debenture is an unsecured debt security backed only by the creditworthiness of the borrower, not by collateral.

Bills.  A bill is a short-term debt instrument, usually with a maturity of two years or less.

Notes.  A note is a debt security usually with a maturity of up to ten years.

For purposes of the discussion in this SAI of the risks of investing in debt securities generally, loans or other short-term instruments, which otherwise may not technically be considered securities, are included.

Debt securities are all generally subject to interest rate, credit, income and prepayment risks and, like all investments are subject to liquidity and market risks to varying degrees depending upon the specific terms and type of security. The Fund's investment manager attempts to reduce credit and market risk through diversification of the Fund's portfolio and ongoing credit analysis of each issuer, as well as by monitoring economic developments, but there can be no assurance that it will be successful at doing so.

Illiquid securities Generally, an “illiquid security” or “illiquid investment” is any investment that cannot be disposed of partially or in full in the ordinary course of business within seven days at approximately the amount at which the Fund has valued the instruments. Illiquid investments generally include investments for which no market exists or which are legally restricted as to their transfer (such as those issued pursuant to an exemption from the registration requirements of the federal securities laws). Restricted securities are generally sold in privately negotiated transactions, pursuant to an exemption from registration under the Securities Act of 1933, as amended (1933 Act). If registration of a security previously acquired in a private transaction is required, the Fund, as the holder of the security, may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time it will be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Fund might obtain a less favorable price than prevailed when it decided to seek registration of the security. To the extent it is determined that there is a liquid institutional or other market for certain restricted securities, the Fund would consider them to be liquid securities. An example is a restricted security that may be freely transferred among qualified institutional buyers pursuant to Rule 144A under the 1933 Act, and for which a liquid institutional market has developed. Rule 144A securities may be subject, however, to a greater possibility of becoming illiquid than securities that have been registered with the SEC.

The following factors may be taken into account in determining whether a restricted security is properly considered a liquid security: (i) the frequency of trades and quotes for the security; (ii) the number of dealers willing to buy or sell the security and the number of other potential buyers; (iii) any dealer undertakings to make a market in the security; and (iv) the nature of the security and of the marketplace trades (e.g., any demand, put or tender features, the method of soliciting offers, the mechanics and other requirements for transfer, and the ability to assign or offset the rights and obligations of the security). The nature of the security and its trading includes the time needed to sell the security, the method of soliciting offers to purchase or sell the security, and the mechanics of transferring the security including the role of parties such as foreign or U.S. custodians, subcustodians, currency exchange brokers, and depositories.

The sale of illiquid investments often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than the sale of investments eligible for trading on national securities exchanges or in the over-the-counter (OTC) markets. Illiquid investments often sell at a price lower than similar investments that are not subject to restrictions on resale.

The risk to the Fund in holding illiquid investments is that they may be more difficult to sell if the Fund wants to dispose of the investment in response to adverse developments or in order to raise money for redemptions or other investment opportunities. Illiquid trading conditions may also make it more difficult for the Fund to realize an investment's fair value.

The Fund may also be unable to achieve its desired level of exposure to a certain investment, issuer, or sector due to overall limitations on its ability to invest in illiquid investments and the difficulty in purchasing such investments.

Interfund lending program Pursuant to an exemptive order granted by the SEC (Lending Order), the Fund has the ability to lend money to, and borrow money from, other Franklin Templeton funds for temporary purposes (Interfund Lending Program) pursuant to a master interfund lending agreement (Interfund Loan). Lending and borrowing through the Interfund Lending Program provides the borrowing fund with a lower interest rate than it would have paid if it borrowed money from a bank, and provides the lending fund with an alternative short-term investment with a higher rate of return than other available short-term investments. All Interfund Loans would consist only of uninvested cash reserves that the lending fund otherwise would invest in short-term repurchase agreements or other short-term instruments. The Fund may only participate in the Interfund Lending Program to the extent permitted by its investment goal(s), policies and restrictions and only subject to meeting the conditions of the Lending Order.

The limitations of the Interfund Lending Program are described below and these and the other conditions of the Lending Order permitting interfund lending are designed to minimize the risks associated with interfund lending for both the lending and borrowing fund. However, no borrowing or lending activity is without risk. When a fund borrows money from another fund under the Interfund Lending Program, there is a risk that the Interfund Loan could be called on one business day’s notice, in which case the borrowing fund may have to utilize a line of credit, which would likely involve higher rates, seek an Interfund Loan from another fund, or liquidate portfolio securities if no lending sources are available to meet its liquidity needs. Interfund Loans are subject to the risk that the borrowing fund could be unable to repay the loan when due, and a delay in repayment could result in a lost opportunity by the lending fund or force the lending fund to borrow or liquidate securities to meet its liquidity needs.

Under the Interfund Lending Program, the Fund may borrow on an unsecured basis through the Interfund Lending Program if its outstanding borrowings from all sources immediately after the borrowing total 10% or less of its total assets, provided that if the Fund has a secured loan outstanding from any other lender, including but not limited to another fund, the Fund’s Interfund Loan will be secured on at least an equal priority basis with at least an equivalent percentage of collateral to loan value as any outstanding loan that requires collateral. If the Fund’s total outstanding borrowings immediately after an Interfund Loan exceed 10% of its total assets, the Fund may borrow through the Interfund Lending Program on a secured basis only. The Fund may not borrow under the Interfund Lending Program or from any other source if its total outstanding borrowings immediately after such borrowing would be more than 33 1/3% of its total assets or any lower threshold provided for by the Fund’s investment restrictions.

If the Fund has outstanding bank borrowings, any Interfund Loans to the Fund would: (a) be at an interest rate equal to or lower than that of any outstanding bank loan, (b) be secured at least on an equal priority basis with at least an equivalent percentage of collateral to loan value as any outstanding bank loan that requires collateral, (c) have a maturity no longer than any outstanding bank loan (and in any event not over seven days), and (d) provide that, if an event of default by the Fund occurs under any agreement evidencing an outstanding bank loan to the Fund, that event of default will automatically (without need for action or notice by the lending fund) constitute an immediate event of default under the interfund lending agreement, entitling the lending fund to call the Interfund Loan (and exercise all rights with respect to any collateral), and that such call would be made if the lending bank exercises its right to call its loan under its agreement with the borrowing fund.

In addition, no fund may lend to another fund through the Interfund Lending Program if the loan would cause the lending fund’s aggregate outstanding loans through the Interfund Lending Program to exceed 15% of its current net assets at the time of the loan. A fund’s Interfund Loans to any one fund shall not exceed 5% of the lending fund’s net assets. The duration of Interfund Loans will be limited to the time required to obtain cash sufficient to repay such Interfund Loan, either through the sale of portfolio securities or the net sales of the fund’s shares, but in no event more than seven days, and for purposes of this condition, loans effected within seven days of each other will be treated as separate loan transactions. Each Interfund Loan may be called on one business day’s notice by a lending fund and may be repaid on any day by a borrowing fund.

Investment grade debt securities Investment grade debt securities are securities that are rated at the time of purchase in the top four ratings categories by one or more independent rating organizations such as S&P (rated BBB- or better) or Moody’s (rated Baa3 or higher) or, if unrated, are determined to be of comparable quality by the Fund’s investment manager. Generally, a higher rating indicates the rating agency's opinion that there is less risk of default of obligations thereunder including timely repayment of principal and payment of interest. Debt securities in the lowest investment grade category may have speculative characteristics and more closely resemble high-yield debt securities than investment-grade debt securities. Lower-rated securities may be subject to all the risks applicable to high-yield debt securities and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade debt securities.

A number of risks associated with rating agencies apply to the purchase or sale of investment grade debt securities.

Repurchase agreements Under a repurchase agreement, the Fund agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies or instrumentalities from a qualified bank, broker-dealer or other counterparty and then to sell the securities back to such counterparty on an agreed upon date (generally less than seven days) at a higher price, which reflects currently prevailing short-term interest rates. Entering into repurchase agreements allows the Fund to earn a return on cash in the Fund's portfolio that would otherwise remain un-invested. The counterparty must transfer to the Fund's custodian, as collateral, securities with an initial market value of at least 102% (in the case of a counterparty that is a bank or broker-dealer) or 100% (if the Federal Reserve Bank of New York (FRBNY) is the counterparty) of the dollar amount paid by the Fund to the counterparty. The investment manager will monitor the value of such collateral daily to determine that the value of the collateral equals or exceeds the repurchase price. The Fund considers repurchase agreements with the FRBNY to be U.S. Government securities for purposes of the Fund’s investment policies.

Repurchase agreements may involve risks in the event of default or insolvency of the counterparty, including possible delays or restrictions upon the Fund's ability to sell the underlying securities and additional expenses in seeking to enforce the Fund's rights and recover any losses. The Fund will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., the FRBNY or banks or broker-dealers that the investment manager has determined, based on the information available at the time, present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase agreement. Although the Fund seeks to limit the credit risk under a repurchase agreement by carefully selecting counterparties and accepting only high quality collateral, some credit risk remains. The counterparty could default which may make it necessary for the Fund to incur expenses to liquidate the collateral. In addition, the collateral may decline in value before it can be liquidated by the Fund.

A repurchase agreement with more than seven days to maturity is considered an illiquid security and is subject to the Fund's investment restriction on illiquid securities.

Stripped securities Stripped securities are debt securities that have been transformed from a principal amount with periodic interest coupons into a series of zero coupon bonds, each with a different maturity date corresponding to one of the payment dates for interest coupon payments or the redemption date for the principal amount. Stripped securities are subject to all the risks applicable to zero coupon bonds as well as certain additional risks.

Like zero coupon bonds, stripped securities do not provide for periodic payments of interest prior to maturity. Rather they are offered at a discount from their face amount that will be paid at maturity. This results in the security being subject to greater fluctuations in response to changing interest rates than interest-paying securities of similar maturities. Federal income taxes generally accrue on stripped securities each year although no cash income is received until maturity, and the Fund may be required to sell portfolio securities that it would otherwise continue to hold in order to obtain sufficient cash to make distributions to shareholders required for U.S. tax purposes.

The riskiness of an investment in stripped securities depends on the type involved. Some stripped securities are backed by the full faith and credit of the U.S. government. Others receive an implied backing by the U.S. government as a sponsor or partner in the agency or entity issuing the stripped security. A few are secured with a guarantee from the financial institution or broker or dealer through which the stripped security is held. Others are supported only by the collateral, revenue stream or third party guarantee securing the underlying debt obligation from which zero coupon bonds were stripped. Stripped securities include: U.S. Treasury STRIPS, Stripped Government Securities, Stripped Corporate Securities, and Stripped Eurodollar Obligations.

Stripped government securities are issued by the U.S. federal, state and local governments and their agencies and instrumentalities, and by "mixed-ownership government corporations." Stripped government securities vary widely in the terms, conditions and relative assurances of payment. The type of debt obligation from which the stripped government security was taken will indicate many of the risks associated with that investment. U.S. Treasury STRIPS is a type of stripped government securities.

U.S. Treasury STRIPS (Separate Trading of Registered Interest and Principal of Securities) are considered U.S. Treasury securities for purposes of the Fund's investment policies and are backed by the full faith and credit of the U.S. government. Their risks are similar to those of other U.S. government securities, although their price may be more volatile. The U.S. Treasury has facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and principal payments on Treasury securities through the Federal Reserve book-entry record-keeping system.

U.S. government securities U.S. government securities include obligations of, or securities guaranteed by, the U.S. federal government, its agencies, instrumentalities or sponsored enterprises. Some U.S. government securities are supported by the full faith and credit of the U.S. government. These include U.S. Treasury obligations and securities issued by the Government National Mortgage Association (GNMA). A second category of U.S. government securities are those supported by the right of the agency, instrumentality or sponsored enterprise to borrow from the U.S. government to meet its obligations. These include securities issued by Federal Home Loan Banks.

A third category of U.S. government securities are those supported by only the credit of the issuing agency, instrumentality or sponsored enterprise. These include securities issued by the Federal National Mortgage Association (FNMA) and Federal Home Loan Mortgage Corporation (FHLMC). In the event of a default, an investor like the Fund would only have legal recourse to the issuer, not the U.S. government.

On September 6, 2008, the Federal Housing Finance Agency (FHFA) placed Fannie Mae and Freddie Mac into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC. Also, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement imposing various covenants that severely limit each enterprise's operations.

FNMA and FHLMC continue to operate as going concerns while in conservatorship and each remains liable for all of its obligations, including its guaranty obligations associated with its mortgage-backed securities. The FHFA has the power to repudiate any contract entered into by FNMA and FHLMC prior to FHFA's appointment as conservator or receiver, including the guaranty obligations of FNMA and FHLMC. Accordingly, securities issued by FNMA and FHLMC involve a risk of non-payment of principal and interest.

Although the U.S. government has provided support for these securities in the past, there can be no assurance that it will do so in the future. The U.S. government has also made available additional guarantees for limited periods to stabilize or restore a market in the wake of an economic, political or natural crisis. Such guarantees, and the economic opportunities they present, are likely to be temporary and cannot be relied upon by the Fund. Any downgrade of the credit rating of the securities issued by the U.S. government may result in a downgrade of securities issued by its agencies or instrumentalities, including government-sponsored entities. Guarantees as to the timely payment of principal and interest do not extend to the value or yield of U.S. government securities nor do they extend to the value of the Fund's share.

Variable rate securities Variable rate securities are debt securities that provide for periodic adjustments in the interest rate paid on the debt security. Floating rate securities, adjustable rate securities and inverse floating rate securities (referred to as "inverse floaters") are types of variable rate securities. An adjustable rate security is a debt security with an interest rate which is adjusted according to a formula that specifies the interval at which the rate will be reset and the interest rate index, benchmark or other mechanism upon which the reset rate is based. A floating rate debt security has a rate of interest which is usually established as the sum of a base lending rate (e.g., Secured Overnight Financing Rate (SOFR), the U.S. Prime Rate, the Prime Rate of a designated U.S. bank or the certificate of deposit rate) plus a specified margin. The interest rate on prime rate-based loans and securities floats periodically as the prime rate changes. The interest rate on SOFR-based and CD-based loans and securities is reset periodically, typically at regular intervals ranging between 30 days and one year. Certain floating rate securities will permit the borrower to select an interest rate reset period of up to one year.

Some variable rate securities are structured with put features that permit holders to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries at or about the time the interest rate is reset. If the Fund purchases a variable rate security with a put feature and market movements make exercise of the put unattractive, the Fund will forfeit the entire amount of any premium paid plus related transaction costs.

Movements in the relevant index or benchmark on which adjustments are based will affect the interest paid on these securities and, therefore, the current income earned by the Fund and the securities' market value. The degree of volatility in the market value of the variable rate securities held by the Fund will generally increase along with the length of time between adjustments, the degree of volatility in the applicable index, benchmark or base lending rate and whether the index, benchmark or base lending rate to which it resets or floats approximates short-term or other prevailing interest rates. It will also be a function of the maximum increase or decrease of the interest rate adjustment on any one adjustment date, in any one year, and over the life of the security. These maximum increases and decreases are typically referred to as "caps" and "floors," respectively.

During periods when short-term interest rates move within the caps and floors of the security held by the Fund, the interest rate of such security will reset to prevailing rates within a short period. As a result, the fluctuation in market value of the variable rate security held by the Fund is generally expected to be limited.

In periods of substantial short-term volatility in interest rates, the market value of such debt securities may fluctuate more substantially if the caps and/or floors prevent the interest rates from adjusting to the full extent of the movements in the market rates during any one adjustment period or over the term of the security. In the event of dramatic increases in interest rates, any lifetime caps on these securities may prevent the securities from adjusting to prevailing rates over the term of the security. In either the case of caps or floors, the market value of the securities may be reduced.

The income earned by the Fund and distributed to shareholders will generally increase or decrease along with movements in the relevant index, benchmark or base lending rate. Thus the Fund's income will be more unpredictable than the income earned on similar investments with a fixed rate of interest.

When-issued and delayed delivery transactions  When-issued and delayed delivery transactions are arrangements under which the Fund buys securities that have been authorized but not yet issued, with payment for and delivery of the security scheduled for a future time. To the extent the Fund engages in these transactions, it will do so only for the purpose of acquiring portfolio securities consistent with its investment goals and policies. Although the Fund will generally buy securities on a when-issued basis with the intention of holding the securities, the Fund may sell the securities before the settlement date if the investment manager believes it is advisable to do so.

The Fund relies on the counterparty to complete the transaction. The counterparty's failure to do so may cause the Fund to miss a price or yield considered advantageous to the Fund. Although their price typically reflects accrued interest, securities purchased on a when-issued or delayed delivery basis do not generally earn interest until their scheduled delivery date. Purchases of securities on a when-issued or delayed delivery basis are also subject to the risk that the market value or the yield at delivery may be more or less than the market price or yield available when the transaction was entered into.

Many when-issued or delayed-delivery transactions also are subject to the risk that a counterparty may become bankrupt or otherwise fail to perform its obligations due to financial difficulties, including making payments or fulfilling other obligations to the Fund. The Fund may obtain no or only limited recovery in a bankruptcy or other organizational proceedings, and any recovery may be significantly delayed.

The following is a description of the general risks associated with the Fund's investing in debt securities:

Credit  Debt securities are subject to the risk of an issuer's (or other party's) failure or inability to meet its obligations under the security. Multiple parties may have obligations under a debt security. An issuer or borrower may fail to pay principal and interest when due. A guarantor, insurer or credit support provider may fail to provide the agreed upon protection. A counterparty to a transaction may fail to perform its side of the bargain. An intermediary or agent interposed between the investor and other parties may fail to perform the terms of its service. Also, performance under a debt security may be linked to the obligations of other persons who may fail to meet their obligations. The credit risk associated with a debt security could increase to the extent that the Fund's ability to benefit fully from its investment in the security depends on the performance by multiple parties of their respective contractual or other obligations. The market value of a debt security is also affected by the market's perception of the creditworthiness of the issuer.

The Fund may incur substantial losses on debt securities that are inaccurately perceived to present a different amount of credit risk than they actually do by the market, the investment manager or the rating agencies. Credit risk is generally greater where less information is publicly available, where fewer covenants safeguard the investors' interests, where collateral may be impaired or inadequate, where little legal redress or regulatory protection is available, or where a party's ability to meet obligations is speculative. Additionally, any inaccuracy in the information used by the Fund to evaluate credit risk may affect the value of securities held by the Fund.

Obligations under debt securities held by the Fund may never be satisfied or, if satisfied, only satisfied in part.

Some securities are subject to risks as a result of a credit downgrade or default by a government, or its agencies or instrumentalities. Credit risk is a greater concern for high-yield debt securities and debt securities of issuers whose ability to pay interest and principal may be considered speculative. Debt securities are typically classified as investment grade-quality (medium to highest credit quality) or below investment grade-quality (commonly referred to as high-yield or junk bonds). U.S. government securities generally have the least credit risk but are not completely free of credit risk. There is the risk that the US government may default on payments on certain US government securities, including those held by the Fund, which could have a material negative impact on the U.S. economy and on the Fund. Many individual debt securities are rated by a third party source, such as Moody's or S&P to help describe the creditworthiness of the issuer.

Debt securities ratings The investment manager performs its own independent investment analysis of securities being considered for the Fund's portfolio, which includes consideration of, among other things, the issuer's financial resources, its sensitivity to economic conditions and trends, its operating history, the quality of the issuer's management and regulatory matters. The investment manager also considers the ratings assigned by various investment services and independent rating agencies, such as Moody's and S&P, that publish ratings based upon their assessment of the relative creditworthiness of the rated debt securities. Generally, a lower rating indicates higher credit risk. Higher yields are ordinarily available from debt securities in the lower rating categories. These ratings are described at the end of this SAI under "Description of Ratings."

Using credit ratings to evaluate debt securities can involve certain risks. For example, ratings assigned by the rating agencies are based upon an analysis completed at the time of the rating of the obligor's ability to pay interest and repay principal. Rating agencies typically rely to a large extent on historical data which may not accurately represent present or future circumstances. Ratings do not purport to reflect the risk of fluctuations in market value of the debt security and are not absolute standards of quality and only express the rating agency's current opinion of an obligor's overall financial capacity to pay its financial obligations. A credit rating is not a statement of fact or a recommendation to purchase, sell or hold a debt obligation. Also, credit quality can change suddenly and unexpectedly, and credit ratings may not reflect the issuer's current financial condition or events since the security was last rated. Rating agencies may have a financial interest in generating business, including from the arranger or issuer of the security that normally pays for that rating, and providing a low rating might affect the rating agency's prospects for future business. While rating agencies have policies and procedures to address this potential conflict of interest, there is a risk that these policies will fail to prevent a conflict of interest from impacting the rating.

Extension  The market value of some debt securities, particularly mortgage securities and certain asset-backed securities,  may be adversely affected when bond calls or prepayments on underlying mortgages or other assets are less or slower than anticipated. This risk is extension risk. Extension risk may result from, for example, rising interest rates or unexpected developments in the markets for the underlying assets or mortgages. As a consequence, the security's effective maturity will be extended, resulting in an increase in interest rate sensitivity to that of a longer-term instrument. Extension risk generally increases as interest rates rise. This is because, in a rising interest rate environment, the rate of prepayment and exercise of call or buy-back rights generally falls and the rate of default and delayed payment generally rises. When the maturity of an investment is extended in a rising interest rate environment, a below-market interest rate is usually locked-in and the value of the security reduced. This risk is greater for fixed-rate than variable-rate debt securities.

Income  Income risk is the risk that the Fund's income will decline during periods of falling interest rates, when the Fund experiences defaults on debt securities it holds or when the Fund realizes a loss upon a sale of a debt security. The Fund's income declines when interest rates fall because, as the Fund's higher-yielding debt securities mature, are prepaid or are sold, the Fund may have to re-invest the proceeds in debt securities that have lower interest rates. The amount and rate of distributions that the Fund's shareholders receive are affected by the income that the Fund receives from its portfolio holdings. If the income is reduced, distributions by the Fund to shareholders may be less.

Fluctuations in income paid to the Fund are generally greater for variable rate debt securities. The Fund will be deemed to receive taxable income on certain securities which pay no cash payments until maturity, such as zero-coupon securities. The Fund may be required to sell portfolio securities that it would otherwise continue to hold in order to obtain sufficient cash to make the distribution to shareholders required for U.S. tax purposes.

Inflation  The market price of debt securities generally falls as inflation increases because the purchasing power of the future income and repaid principal is expected to be worth less when received by the Fund. Debt securities that pay a fixed rather than variable interest rate are especially vulnerable to inflation risk because variable-rate debt securities may be able to participate, over the long term, in rising interest rates which have historically corresponded with long-term inflationary trends.

Interest rate  The market value of debt securities generally varies in response to changes in prevailing interest rates. Interest rate changes can be sudden and unpredictable. In addition, short-term and long-term rates are not necessarily correlated to each other as short-term rates tend to be influenced by government monetary policy while long-term rates are market driven and may be influenced by macroeconomic events (such as economic expansion or contraction), inflation expectations, as well as supply and demand. During periods of declining interest rates, the market value of debt securities generally increases. Conversely, during periods of rising interest rates, the market value of debt securities generally declines. This occurs because new debt securities are likely to be issued with higher interest rates as interest rates increase, making the old or outstanding debt securities less attractive. In general, the market prices of long-term debt securities or securities that make little (or no) interest payments are more sensitive to interest rate fluctuations than shorter-term debt securities. The longer the Fund's average weighted portfolio duration, the greater the potential impact a change in interest rates will have on its share price. Also, certain segments of the fixed income markets, such as high quality bonds, tend to be more sensitive to interest rate changes than other segments, such as lower-quality bonds.

Low or negative interest rates In a low or negative interest rate environment, debt securities may trade at, or be issued with, negative yields, which means the purchaser of the security may receive at maturity less than the total amount invested. To the extent the Fund holds a negatively-yielding debt security, the Fund would generate a negative return on that investment. Cash positions may also subject the Fund to increased counterparty risk to the Fund's bank. Debt market conditions are highly unpredictable and some parts of the market are subject to dislocations. In response to recent market volatility and economic uncertainty arising from the COVID-19 pandemic, the U.S. government and certain foreign central banks have taken steps to stabilize markets by, among other things, reducing interest rates. As a result, interest rates in the United States are at historically low levels, and certain foreign countries have pursued negative interest rate policies. These actions present heightened risks to debt securities, and such risks could be even further heightened if these actions are unexpectedly or suddenly reversed or are ineffective in achieving their desired outcomes.

If low or negative interest rates become more prevalent in the market and/or if low or negative interest rates persist for a sustained period of time, some investors may seek to reallocate assets to other income-producing assets. This may cause the price of such higher yielding instruments to rise, could further reduce the value of instruments with a negative yield, and may limit the Fund's ability to locate fixed income instruments containing the desired risk/return profile. Changing interest rates, including, rates that fall below zero, could have unpredictable effects on the markets and may expose fixed income markets to heightened volatility, increased redemptions, and potential illiquidity.

Because the Fund operates as a money market fund and seeks to maintain a stable $1.00 price per share, a low or negative interest rate environment could impact the Fund's ability to maintain a stable $1.00 share price. During a low or negative interest rate environment, the Fund may reduce the number of shares outstanding on a pro rata basis through reverse stock splits, negative dividends or other mechanisms to seek to maintain a stable $1.00 price per share, to the extent permissible by applicable law and its organizational documents. Alternatively, the Fund may discontinue using the amortized cost method of valuation to maintain a stable $1.00 price per share and establish a fluctuating NAV per share rounded to four decimal places by using available market quotations or equivalents.

Prepayment  Debt securities, especially bonds that are subject to "calls," such as asset-backed or mortgage-backed securities, are subject to prepayment risk if their terms allow the payment of principal and other amounts due before their stated maturity.

Amounts invested in a debt security that has been "called" or "prepaid" will be returned to an investor holding that security before expected by the investor. In such circumstances, the investor, such as a fund, may be required to re-invest the proceeds it receives from the called or prepaid security in a new security which, in periods of declining interest rates, will typically have a lower interest rate. Prepayment risk is especially prevalent in periods of declining interest rates and will result for other reasons, including unexpected developments in the markets for the underlying assets or mortgages. For example, a decline in mortgage interest rates typically initiates a period of mortgage refinancings. When homeowners refinance their mortgages, the investor in the underlying pool of mortgage-backed securities (such as a fund) receives its principal back sooner than expected, and must reinvest at lower, prevailing rates.

Securities subject to prepayment risk are often called during a declining interest rate environment and generally offer less potential for gains and greater price volatility than other income-bearing securities of comparable maturity.

Call risk is similar to prepayment risk and results from the ability of an issuer to call, or prepay, a debt security early. If interest rates decline enough, the debt security's issuer can save money by repaying its callable debt securities and issuing new debt securities at lower interest rates.

The following is a description of other risks associated with the Fund's investments:

Liquidity Liquidity risk exists when particular investments are or become difficult to purchase or sell at the price at which the Fund has valued the security, whether because of current market conditions, the financial condition of the issuer, or the specific type of investment. If the market for a particular security becomes illiquid (for example, due to changes in the issuer's financial condition), the Fund may be unable to sell such security at an advantageous time or price due to the difficulty in selling such securities. To the extent that the Fund and its affiliates hold a significant portion of an issuer's outstanding securities, the Fund may also be subject to greater liquidity risk than if the issuer's securities were more widely held. The Fund may also need to sell some of the Fund's more liquid securities when it otherwise would not do so in order to meet redemption requests, even if such sale of the liquid holdings would be disadvantageous from an investment standpoint. Reduced liquidity may also have an adverse impact on a security's market value and the sale of such securities often results in higher brokerage charges or dealer discounts and other selling expenses. Reduced liquidity in the secondary market for certain securities will also make it more difficult for the Fund to obtain market quotations based on actual trades for purposes of valuing the Fund's portfolio and thus pricing may be prone to error when market quotations are volatile, infrequent and/or subject to large spreads between bid and ask prices. In addition, prices received by the Fund for securities may be based on institutional “round lot” sizes, but the Fund may purchase, hold or sell smaller, “odd lot” sizes, which may be harder to sell. Odd lots may trade at lower prices than round lots, which may affect the Fund’s ability to accurately value its investments.

The market for certain equity or debt securities may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. For example, dealer capacity in certain fixed income markets appears to have undergone fundamental changes since the financial crisis of 2008, which may result in low dealer inventories and a reduction in dealer market-making capacity. An increase in interest rates due to the tapering of the Federal Reserve Board’s quantitative easing program and other similar central bank actions, coupled with a reduction in dealer market-making capacity, may decrease liquidity and increase volatility in the fixed income markets. Liquidity risk generally increases (meaning that securities become more illiquid) as the number, or relative need, of investors seeking to liquidate in a given market increases; for example, when an asset class or classes fall out of favor and investors sell their holdings in such classes, either directly or indirectly through investment funds, such as mutual funds.

Management  The investment manager's judgments about markets, interest rates or the attractiveness, relative values or potential appreciation of particular investment strategies or sectors or securities purchased for the Fund's portfolio may prove to be incorrect, all of which could cause the Fund to perform less favorably and may result in a decline in the Fund's share price.

The investment manager selects investments for the Fund based on its own analysis and information as well as on external sources of information, such as information that the investment manager obtains from other sources including through conferences and discussions with third parties, and data that issuers of securities provide to the investment manager or file with government agencies. The investment manager may also use information concerning institutional positions and buying activity in a security. The investment manager is not in a position to confirm the completeness, genuineness or accuracy of any of such information that is provided or filed by an issuer, and in some cases, complete and accurate information is not readily available. It is also possible that information on which the investment manager relies could be wrong or misleading. Additionally, legislative, regulatory, or tax developments may affect the investment techniques available to the investment manager in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment goal. Management risk is greater when less qualitative information is available to the investment manager about an investment.

Market  The market value of securities owned by the Fund may go up or down, sometimes rapidly or unpredictably due to general market conditions which are not specifically related to a single corporate borrower or security issuer. These general market conditions include real or perceived adverse economic or regulatory conditions, changes in the general outlook for corporate earnings, changes in interest or currency exchange rates or adverse investor sentiment generally. Market values may also decline due to factors which affect a particular industry or sector, such as labor shortages or increased production costs and competitive conditions within an industry, or a particular segment, such as mortgage or government securities. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously. When markets perform well, there can be no assurance that the Fund's securities will participate in or otherwise benefit from the advance.

Policies and Procedures Regarding the Release of Portfolio Holdings

The Fund's overall policy with respect to the release of portfolio holdings is to release such information consistent with applicable legal requirements and the fiduciary duties owed to shareholders. Subject to the limited exceptions described below, the Fund will not make available to anyone non-public information with respect to its portfolio holdings, until such time as the information is made available to all shareholders or the general public.

For purposes of this policy, portfolio holdings information does not include aggregate, composite or descriptive information that, in the reasonable judgement of the Fund’s Chief Compliance Officer, does not present risks of dilution, arbitrage, market timing, insider trading or other inappropriate trading to the detriment of the Fund. Information excluded from the definition of portfolio holdings information generally includes, without limitation: (1) descriptions of allocations among asset classes, regions, countries or industries/sectors; (2) aggregated data such as average or median ratios, market capitalization, credit quality or duration; (3) performance attributions by industry, sector or country; or (4) aggregated risk statistics. Such information, if made available to anyone, will be made available to any person upon request, but, because such information is generally not material to investors, it may or may not be posted on the Fund's website. In addition, other information may also be deemed to not be portfolio holdings information if, in the reasonable belief of the Fund's Chief Compliance Officer (or his/her designee), the release of such information would not present risks of dilution, arbitrage, market timing, insider trading or other inappropriate trading for the Fund.

Information concerning the Fund's portfolio holdings as well as its dollar-weighted average portfolio maturity as of the last business day or any subsequent calendar day of the preceding month will be posted on its website no later than five business days after the end of the month and remain posted on the website for six months thereafter. In addition, the Fund files monthly with the SEC portfolio holdings and other information about the Fund and its portfolio as of the last business day of the preceding month (or any subsequent calendar day of such month) within five business days of the end of each month. This information is made public upon filing.

Consistent with current law, the Fund releases complete portfolio holdings information each fiscal quarter through regulatory filings with no more than a 60-day lag.

In addition, a complete list of the Fund's portfolio holdings is generally released no sooner than 20 calendar days after the end of each calendar month. Commentaries and other materials that may reference specific holdings information of the Fund as of the most recent calendar quarter end are also subject to the same 20-day lag requirement. Other descriptive information, such as the Fund's top 10 holdings, may be released monthly, no sooner than five days after the end of each month. Released portfolio holdings information can be viewed at franklintempleton.com.

To the extent that this policy would permit the release of portfolio holdings information regarding a particular portfolio holding for the Fund that is the subject of ongoing purchase or sale orders/programs, or if the release of such portfolio holdings information would otherwise be sensitive or inappropriate due to liquidity or other market considerations, the portfolio manager for the Fund may request that the release of such information be withheld.

Exceptions to the portfolio holdings release policy (to the extent not otherwise permitted pursuant to an exclusion) will be made only when: (1) the Fund has a legitimate business purpose for releasing portfolio holdings information in advance of release to all shareholders or the general public; (2) the recipient is subject to a duty of confidentiality pursuant to a signed non-disclosure agreement; and (3) the release of such information would not otherwise violate the antifraud provisions of the federal securities laws or fiduciary duties owed to Fund shareholders. The determination of whether to grant an exception, which includes the determination of whether the Fund has a legitimate business purpose for releasing portfolio holdings information in advance of release to all shareholders shall be made by the Fund's Chief Compliance Officer or his/her designee, following a request submitted in writing.

The eligible third parties to whom portfolio holdings information may be released in advance of general release fall into the following categories: data consolidators (including rating agencies), fund rating/ranking services and other data providers;, service providers to the Fund;, and municipal securities brokers using the Investor Tools product which brings together buyers and sellers of municipal securities in the normal operation of the municipal securities markets; certain entities, in response to any regulatory requirements, approved by the investment adviser’s Chief Compliance Officer in limited circumstances; and transition managers hired by the Fund shareholders. In addition, should the Fund process a shareholder’s redemption request in-kind, the Fund may, under certain circumstances, provide portfolio holdings information to such shareholder to the extent necessary to allow the shareholder to prepare for receipt of such portfolio securities.

The specific entities to whom the Fund may provide portfolio holdings in advance of their release to the general public are:

• Bloomberg, Capital Access, CDA (Thomson Reuters), FactSet, Fidelity Advisors, S&P Global Ratings, Standard & Poor's, Vestek, and Fidelity Trust Company, all of whom may receive portfolio holdings information 15 days after the quarter end.

• Service providers to the Fund that receive portfolio holdings information from time to time in advance of general release in the course of performing, or to enable them to perform, services for the Fund, including: Custodian Bank: The Bank of New York Mellon; Sub-Administrator: JP Morgan Chase Bank; Independent Registered Public Accounting Firm: PricewaterhouseCoopers LLP; Outside Fund Legal Counsel: Stradley Ronon Stevens & Young, LLP; Independent Directors'/Trustees' Counsel: Vedder Price P.C; Proxy Voting Services: Glass, Lewis & Co., LLC and Institutional Shareholder Services, Inc.; Brokerage Analytical Services: Sanford Bernstein, Brown Brothers Harriman, Royal Bank of Canada Capital Markets, JP Morgan Securities Inc.; Financial Printers: Donnelley Financial Solutions, Inc. or GCOM Solutions, Inc.

Eligible third parties that do not otherwise have a duty of confidentiality or have not acknowledged such a duty are required to (a) execute a non-disclosure agreement that includes the following provisions or (b) otherwise acknowledge and represent adherence to substantially similar provisions. Non-disclosure agreements include the following provisions:

• The recipient agrees to keep confidential until such information either is released to the public or the release is otherwise approved by the Head of Global Compliance.

• The recipient agrees not to trade on the non-public information received.

• The recipient agrees to refresh its representation as to confidentiality and abstention from trading upon request from Franklin Templeton.

In no case does the Fund receive any compensation in connection with the arrangements to release portfolio holdings information to any of the above-described recipients of the information.

A fund other than a U.S. registered Franklin Templeton fund, such as an offshore fund or unregistered private fund, with holdings that are not substantially similar to the holdings of U.S. registered Franklin Templeton fund, is not subject to the restrictions imposed by the policy.

Several investment managers within Franklin Templeton (F-T Managers) serve as investment managers to offshore funds that are registered or otherwise authorized for sale with foreign regulatory authorities. Certain of these offshore funds may from time to time invest in securities substantially similar to those of the Fund. The release of portfolio holdings information for such offshore funds is excluded from the Fund's portfolio holdings release policy if such information is given to banks, broker-dealers, insurance companies, registered investment managers and other financial institutions (offshore investment managers) with discretionary authority to select offshore funds on behalf of their clients. Such information may only be disclosed for portfolio analytics, such as risk analysis/asset allocation, and the offshore investment manager will be required to execute a non-disclosure agreement, whereby such offshore investment manager: (1) agrees that it is subject to a duty of confidentiality; (2) agrees that it will not (a) purchase or sell any portfolio securities based on any information received; (b) trade against any U.S. registered Franklin Templeton fund, including the Fund; (c) knowingly engage in any trading practices that are adverse to any such fund or its shareholders; and (d) trade in shares of any such fund; and (3) agrees to limit the dissemination of such information so received within its organization other than to the extent necessary to fulfill its obligations with respect to portfolio analytics for its discretionary clients.

Certain F-T Managers serve as investment advisers to privately placed funds that are exempt from registration, including Canadian institutional pooled funds (“Canadian funds”). In certain circumstances, such unregistered private funds and Canadian funds may have portfolio holdings that are not, in the aggregate, substantially similar to the holdings of a U.S. registered fund, as determined by the Chief Compliance Officer or his/her designee. Under such circumstances the release of portfolio holdings information to a client or potential client or unitholder of the unregistered private fund or Canadian fund may be permissible. In circumstances where an unregistered private fund or Canadian fund invests in portfolio securities that, in the aggregate, are substantially similar to the holdings of a U.S. registered fund, such private funds and Canadian funds are subject to the restrictions imposed by the policy, except that the release of holdings information to a current investor therein is permissible conditioned upon such investor’s execution of a non-disclosure agreement to mitigate the risk that portfolio holdings information may be used to trade inappropriately against a fund. Such non-disclosure agreement must provide that the investor: (1) agrees that it is subject to a duty of confidentiality; (2) agrees to not disseminate such information (except that the investor may be permitted to disseminate such information to an agent as necessary to allow the performance of portfolio analytics with respect to the investor’s investment in such fund), and (3) agrees not to trade on the non-public information received or trade in shares of any U.S. registered Franklin or Templeton fund that is managed in a style substantially similar to that of such fund, in the case of a Canadian fund.

U.S. registered open-end funds and offshore funds with shares listed on a national securities exchange and that are operating as Exchange Traded Funds and U.S. registered open-end funds and offshore funds substantially all of whose assets are invested in registered open-end funds and/or Exchange Traded Funds are excepted from the policy’s restrictions.

Certain F-T Managers provide model portfolios composed of portfolio holdings information to the sponsors of programs offering separately managed accounts, unified model accounts or similar accounts (“Program Sponsors”). If such model portfolios are substantially similar to those of a U.S. registered fund, such model portfolios may be provided to Program Sponsors so long as the recipient Program Sponsors has executed a non-disclosure agreement or other agreement containing or incorporating confidentiality provisions that restrict the use and dissemination of confidential portfolio holdings information received by the Program Sponsor as described in the following sentence, or other provisions that impose similar restrictions on such use and dissemination. Such agreement provides that the Program Sponsor agrees that: (1) it is subject to a duty of confidentiality; (2) it will use confidential model portfolio information only to the extent necessary to perform its obligations under the agreement; and (3) it will not disclose confidential model portfolio information except to personnel or parties who have a need to know such confidential information in connection with, or in order to fulfill the purposes contemplated by, the agreement. In addition, for such model portfolios, other limitations on the release of such information are in place that are designed to ensure that the release would not likely negatively affect the Fund’s execution of corresponding trades, such as an evaluation of the liquidity of the strategy of the applicable model portfolio.

Some F-T Managers serve as sub-advisers to other mutual funds not within the Franklin Templeton fund complex ("other funds"), which may be managed in a style substantially similar to that of a U.S. registered Franklin or Templeton fund. Such other funds are not subject to the Fund's portfolio holdings release policy. The sponsors of such funds may disclose the portfolio holdings of such funds at different times than the Fund discloses its portfolio holdings.

The Fund's portfolio holdings release policy and all subsequent amendments have been reviewed and approved by the Fund's board, and any other material amendments shall also be reviewed and approved by the board. The investment manager’s compliance staff conducts periodic reviews of compliance with the policy and provides at least annually a report to the board regarding the operation of the policy and any material changes recommended as a result of such review. The investment manager’s compliance staff also will supply the board yearly with a list of exceptions granted to the policy, along with an explanation of the legitimate business purpose of the Fund that is served as a result of the exception.

Item 17. Management of the Fund

(a) Management Information

Independent Board Members

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Fund Complex Overseen by Board Member[1]	Other Directorships Held During at Least the Past 5 Years
Harris J. Ashton (1932) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 1992	119	Bar-S Foods (meat packing company) (1981-2010).

Principal Occupation During at Least the Past 5 Years:

Director of various companies; and formerly, Director, RBC Holdings, Inc. (bank holding company) (until 2002); and President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers) (until 1998).

Terrence J. Checki (1945) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2017	100	Hess Corporation (exploration of oil and gas) (2014-present).

Principal Occupation During at Least the Past 5 Years:

Member of the Council on Foreign Relations (1996-present); Member of the National Committee on U.S.-China Relations (1999-present); member of the board of trustees of the Economic Club of New York (2013-present); member of the board of trustees of the Foreign Policy Association (2005-present); member of the board of directors of Council of the Americas (2007-present) and the Tallberg Foundation (2018-present); and formerly, Executive Vice President of the Federal Reserve Bank of New York and Head of its Emerging Markets and Internal Affairs Group and Member of Management Committee (1995-2014); and Visiting Fellow at the Council on Foreign Relations (2014).

Mary C. Choksi (1950) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2014	120

Omnicom Group Inc. (advertising and marketing communications services) (2011-present) and White Mountains Insurance Group, Ltd. (holding company) (2017-present); and formerly, Avis Budget Group Inc. (car rental) (2007-2020).

Principal Occupation During at Least the Past 5 Years:

Director of various companies; and formerly, Founder and Senior Advisor, Strategic Investment Group (investment management group) (2015-2017); Founding Partner and Senior Managing Director, Strategic Investment Group (1987-2015); Founding Partner and Managing Director, Emerging Markets Management LLC (investment management firm) (1987-2011); and Loan Officer/Senior Loan Officer/Senior Pension Investment Officer, World Bank Group (international financial institution) (1977-1987).

Edith E. Holiday (1952) One Franklin Parkway San Mateo, CA 94403-1906	Lead Independent Trustee	Trustee since 2005 and Lead Independent Trustee since 2019	120

Hess Corporation (exploration of oil and gas) (1993-present), Santander Consumer USA Holdings, Inc. (consumer finance) (2016-present); Santander Holdings USA (holding company) (2019-present); and formerly, Canadian National Railway (railroad) (2001-2021), White Mountains Insurance Group, Ltd. (holding company) (2004-2021), RTI International Metals, Inc. (manufacture and distribution of titanium) (1999-2015) and H.J. Heinz Company (processed foods and allied products) (1994-2013).

Principal Occupation During at Least the Past 5 Years:

Director or Trustee of various companies and trusts; and formerly, Assistant to the President of the United States and Secretary of the Cabinet (1990-1993); General Counsel to the United States Treasury Department (1989-1990); and Counselor to the Secretary and Assistant Secretary for Public Affairs and Public Liaison-United States Treasury Department (1988-1989).

J. Michael Luttig (1954) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2009	120	Boeing Capital Corporation (aircraft financing) (2006-2010).

Principal Occupation During at Least the Past 5 Years:

Counselor and Special Advisor to the CEO and Board of Directors of The Coca-Cola Company (beverage company) (2021-present); and formerly, Counselor and Senior Advisor to the Chairman, CEO, and Board of Directors, of The Boeing Company (aerospace company), and member of the Executive Council (2019-2020); Executive Vice President, General Counsel and member of the Executive Council, The Boeing Company (2006-2019); and Federal Appeals Court Judge, United States Court of Appeals for the Fourth Circuit (1991-2006).

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Fund Complex Overseen by Board Member[1]	Other Directorships Held During at Least the Past 5 Years
Larry D. Thompson (1945) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2007	120

Graham Holdings Company (education and media organization) (2011-2021); The Southern Company (energy company) (2014-2020; previously 2010-2012) and Cbeyond, Inc. (business communications provider) (2010-2012).

Principal Occupation During at Least the Past 5 Years:

Director of various companies; Counsel, Finch McCranie, LLP (law firm) (2015-present); John A. Sibley Professor of Corporate and Business Law, University of Georgia School of Law (2015-present; previously 2011-2012); and formerly, Independent Compliance Monitor and Auditor, Volkswagen AG (manufacturer of automobiles and commercial vehicles) (2017-2020); Executive Vice President - Government Affairs, General Counsel and Corporate Secretary, PepsiCo, Inc. (consumer products) (2012-2014); Senior Vice President - Government Affairs, General Counsel and Secretary, PepsiCo, Inc. (2004-2011); Senior Fellow of The Brookings Institution (2003-2004); Visiting Professor, University of Georgia School of Law (2004); and Deputy Attorney General, U.S. Department of Justice (2001-2003).

Valerie M. Williams (1956) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2021	100

Omnicom Group, Inc. (advertising and marketing communications services) (2016-present), DTE Energy Co. (gas and electric utility) (2018-present), Devon Energy Corporation (exploration and production of oil and gas) (2021-present); and formerly, WPX Energy, Inc. (exploration and production of oil and gas) (2018-2021).

Principal Occupation During at Least the Past 5 Years:

Director of various companies; and formerly, Regional Assurance Managing Partner, Ernst & Young LLP (public accounting) (2005-2016) and various roles of increasing responsibility at Ernst & Young (1981-2005).

Interested Board Members and Officers

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Fund Complex Overseen by Board Member[1]	Other Directorships Held During at Least the Past 5 Years
Gregory E. Johnson[2] (1961) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2007	131	None

Principal Occupation During at Least the Past 5 Years:

Executive Chairman, Chairman of the Board and Director, Franklin Resources, Inc.; officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of certain funds in the Franklin Templeton/Legg Mason fund complex; Vice Chairman, Investment Company Institute; and formerly, Chief Executive Officer (2013-2020) and President (1994-2015) Franklin Resources, Inc.

Rupert H. Johnson, Jr.[3] (1940) One Franklin Parkway San Mateo, CA 94403-1906	Chairman of the Board and Trustee	Since 2013	120	None

Principal Occupation During at Least the Past 5 Years:

Director (Vice Chairman), Franklin Resources, Inc.; Director, Franklin Advisers, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of certain funds in the Franklin Templeton/Legg Mason fund complex.

Alison E. Baur (1964) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2012	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:

Deputy General Counsel, Franklin Templeton; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of certain funds in the Franklin Templeton/Legg Mason fund complex.

Breda M. Beckerle (1958) 280 Park Avenue New York, NY 10017	Chief Compliance Officer	Since 2020	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:

Chief Compliance Officer, Fiduciary Investment Management International, Inc., Franklin Advisers, Inc., Franklin Mutual Advisers, LLC, Franklin Templeton Institutional, LLC; and officer of certain funds in the Franklin Templeton/Legg Mason fund complex.

Sonal Desai, Ph.D. (1963) One Franklin Parkway San Mateo, CA 94403-1906	President and Chief Executive Officer - Investment Management	Since 2018	Not Applicable	Not Applicable

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Fund Complex Overseen by Board Member[1]	Other Directorships Held During at Least the Past 5 Years

Principal Occupation During at Least the Past 5 Years:

Director and Executive Vice President, Franklin Advisers, Inc.; Executive Vice President, Franklin Templeton Institutional, LLC; and officer of certain funds in the Franklin Templeton/Legg Mason fund complex.

Steven J. Gray (1955) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Co-Secretary	Vice President since 2009 and Co-Secretary since 2019	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:

Senior Associate General Counsel, Franklin Templeton; Assistant Secretary, Franklin Distributors, LLC; and officer of certain funds in the Franklin Templeton/Legg Mason fund complex.

Matthew T. Hinkle (1971) One Franklin Parkway San Mateo, CA 94403-1906	Chief Executive Officer - Finance and Administration	Since 2017	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:

Senior Vice President, Franklin Templeton Services, LLC; officer of certain funds in the Franklin Templeton/Legg Mason fund complex; and formerly, Vice President, Global Tax (2012-April 2017) and Treasurer/Assistant Treasurer, Franklin Templeton (2009-2017).

Susan Kerr (1949) 620 Eighth Avenue New York, NY 10018	Vice President - AML Compliance	Since 2021	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:

Senior Compliance Analyst, Franklin Templeton; Chief Anti-Money Laundering Compliance Officer, Legg Mason & Co., or its affiliates; Anti Money Laundering Compliance Officer; Senior Compliance Officer, LMIS; and officer of certain funds in the Franklin Templeton/Legg Mason fund complex.

Christopher Kings (1974) One Franklin Parkway San Mateo, CA 94403-1906	Chief Financial Officer, Chief Accounting Officer and Treasurer	Since January 2022	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years: Treasurer, U.S. Fund Administration & Reporting; and officer of certain funds in the Franklin Templeton/Legg Mason fund complex.
Navid J. Tofigh (1972) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2015	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years: Senior Associate General Counsel, Franklin Templeton; and officer of certain funds in the Franklin Templeton/Legg Mason fund complex.
Lori A. Weber (1964) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Vice President and Co-Secretary	Vice President since 2011 and Co-Secretary since 2019	Not Applicable	Not Applicable

Principal Occupation During at Least the Past 5 Years:

Senior Associate General Counsel, Franklin Templeton; Assistant Secretary, Franklin Resources, Inc.; Vice President and Secretary, Templeton Investment Counsel, LLC; and officer of certain funds in the Franklin Templeton/Legg Mason fund complex.

Note 1: Rupert H. Johnson, Jr. is the uncle of Gregory E. Johnson.

Note 2: Officer information is current as of the date of this SAI. It is possible that after this date, information about officers may change.

1. We base the number of portfolios on each separate series of the U.S. registered investment companies within the Franklin Templeton/Legg Mason fund complex. These portfolios have a common investment manager or affiliated investment managers.

2. Gregory E. Johnson is considered to be an interested person of the Fund under the federal securities laws due to his position as an officer and director of Franklin Resources, Inc. (Resources), which is the parent company of the Fund's investment manager and distributor.

3. Rupert H. Johnson, Jr. is considered to be an interested person of the Fund under the federal securities laws due to his position as an officer and director and a major shareholder of Resources, which is the parent company of the Fund's investment manager and distributor.

(b) Leadership Structure and Board of Trustees

The Trust has a board of trustees. Each trustee will serve until that person resigns or retires and/or a successor is elected and qualified. The board is responsible for the overall management of the Trust, including general supervision and review of the Fund's investment activities. The board, in turn, elects the officers of the Trust who are responsible for administering the Trust's day-to-day operations.

Board role in risk oversight

The board, as a whole, considers risk management issues as part of its general oversight responsibilities throughout the year at regular board meetings, through regular reports that have been developed by management, in consultation with the board and its counsel. These reports address certain investment, valuation, liquidity and compliance matters. The board also may receive special written reports or presentations on a variety of risk issues (e.g., COVID-19 related issues), either upon the board’s request or upon the investment manager’s initiative. In addition, the Audit Committee of the board meets regularly with the investment manager’s internal audit group to review reports on their examinations of functions and processes within Franklin Templeton that affect the Fund.

With respect to investment risk, the board receives regular written reports describing and analyzing the investment performance of the Fund. In addition, the portfolio managers of the Fund meet regularly with the board to discuss portfolio performance, including investment risk. To the extent that the Fund changes a particular investment strategy that could have a material impact on the Fund’s risk profile, the board generally is consulted with respect to such change. To the extent that the Fund invests in certain complex securities, including derivatives, the board receives periodic reports containing information about exposure of the Fund to such instruments. In addition, the investment manager’s investment risk personnel meet regularly with the board to discuss a variety of issues, including the impact on the Fund of the investment in particular securities or instruments, such as derivatives and commodities.

With respect to valuation, the Fund’s administrator provides regular written reports to the board that enable the board to monitor the number of fair valued securities in a particular portfolio, the reasons for the fair valuation and the methodology used to arrive at the fair value. The board also reviews dispositional analysis information on the sale of securities that require special valuation considerations such as illiquid or fair valued securities. In addition, the Fund’s Audit Committee reviews valuation procedures and results with the Fund’s auditors in connection with such Committee’s review of the results of the audit of the Fund’s year-end financial statements.

With respect to compliance risks, the board receives regular compliance reports prepared by the investment manager’s compliance group and meets regularly with the Fund’s Chief Compliance Officer (CCO) to discuss compliance issues, including compliance risks. In accordance with SEC rules, the independent board members meet regularly in executive session with the CCO, and the Fund’s CCO prepares and presents an annual written compliance report to the board. The Fund’s board adopts compliance policies and procedures for the Fund and approves such procedures for the Fund’s service providers. The compliance policies and procedures are specifically designed to detect and prevent violations of the federal securities laws.

The investment manager periodically provides an enterprise risk management presentation to the board to describe the way in which risk is managed on a complex-wide level. Such presentation covers such areas as investment risk, reputational risk, personnel risk, and business continuity risk.

Board structure

Seventy-five percent or more of board members consist of independent board members who are not deemed to be “interested persons” by reason of their relationship with the Fund’s management or otherwise as provided under the 1940 Act. While the Chairman of the Board is an interested person, the board is also served by a lead independent board member. The lead independent board member, together with independent counsel, reviews proposed agendas for board meetings and generally acts as a liaison with management with respect to questions and issues raised by the independent board members. The lead independent board member also presides at separate meetings of independent board members held in advance of each scheduled board meeting where various matters, including those being considered at such board meeting are discussed. It is believed such structure and activities assure that proper consideration is given at board meetings to matters deemed important to the Fund and its shareholders.

Trustee qualifications

Information on the Fund’s officers and board members appears above including information on the business activities of board members during the past five years and beyond. In addition to personal qualities, such as integrity, the role of an effective Fund board member inherently requires the ability to comprehend, discuss and critically analyze materials and issues presented in exercising judgments and reaching informed conclusions relevant to his or her duties and fiduciary obligations. The board believes that the specific background of each board member evidences such ability and is appropriate to his or her serving on the Fund’s board. As indicated, Harris J. Ashton has served as a chief executive officer of a NYSE-listed public corporation; Terrence J. Checki has served as a senior executive of a Federal Reserve Bank and has vast experience evaluating economic forces and their impact on markets, including emerging markets; Mary C. Choksi has an extensive background in asset management, including founding an investment management firm; Larry D. Thompson and Edith E. Holiday each have legal backgrounds, including high level legal positions with departments of the U.S. government; J. Michael Luttig has fifteen years of judicial experience as a Federal Appeals Court Judge and eleven years of experience as Executive Vice President and General Counsel of a major public company; Valerie M. Williams has over 35 years of audit and public accounting experience serving numerous global and multi-location companies in various industries; and Gregory E. Johnson and Rupert H. Johnson, Jr. are both high ranking executive officers of Franklin Templeton.

Board committees

The board maintains two standing committees: the Audit Committee and the Nominating Committee. The Audit Committee is generally responsible for recommending the selection of the Trust's independent registered public accounting firm (auditors), including evaluating their independence and meeting with such auditors to consider and review matters relating to the Trust's financial reports and internal controls. The Audit Committee is comprised of the following independent trustees of the Trust: Terrence J. Checki, Mary C. Choksi, Edith E. Holiday, J. Michael Luttig, Larry D. Thompson and Valerie M. Williams. The Nominating Committee is comprised of the following independent trustees of the Trust: Harris J. Ashton, Terrence J. Checki, Mary C. Choksi, Edith E. Holiday, J. Michael Luttig, Larry D. Thompson and Valerie M. Williams.

The Nominating Committee is responsible for selecting candidates to serve as board members and recommending such candidates (a) for selection and nomination as independent board members by the incumbent independent board member and the full board; and (b) for selection and nomination as interested board members by the full board.

When the board has or expects to have a vacancy, the Nominating Committee receives and reviews information on individuals qualified to be recommended to the full board as nominees for election as board members, including any recommendations by "Qualifying Fund Shareholders" (as defined below). To date, the Nominating Committee has been able to identify, and expects to continue to be able to identify, from its own resources an ample number of qualified candidates. The Nominating Committee, however, will review recommendations from Qualifying Fund Shareholders to fill vacancies on the board if these recommendations are submitted in writing and addressed to the Nominating Committee at the Trust's offices at One Franklin Parkway, San Mateo, CA 94403-1906 and are presented with appropriate background material concerning the candidate that demonstrates his or her ability to serve as a board member, including as an independent board member, of the Trust. A Qualifying Fund Shareholder is a shareholder who (i) has continuously owned of record, or beneficially through a financial intermediary, shares of the Fund having a net asset value of not less than two hundred and fifty thousand dollars ($250,000) during the 24-month period prior to submitting the recommendation; and (ii) provides a written notice to the Nominating Committee containing the following information: (a) the name and address of the Qualifying Fund Shareholder making the recommendation; (b) the number of shares of the Fund which are owned of record and beneficially by such Qualifying Fund Shareholder and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (c) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (d) the name, age, date of birth, business address and residence address of the person or persons being recommended; (e) such other information regarding each person recommended by such Qualifying Fund Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the board; (f) whether the shareholder making the recommendation believes the person recommended would or would not be an "interested person" of the Trust, as defined in the 1940 Act; and (g) the written consent of each person recommended to serve as a board member of the Trust if so nominated and elected/appointed.

The Nominating Committee may amend these procedures from time to time, including the procedures relating to the evaluation of nominees and the process for submitting recommendations to the Nominating Committee.

During the fiscal year ended June 30, 2022, the Audit Committee met three times; the Nominating Committee did not meet.

Ownership of Shares of Funds in Franklin Templeton

Board members historically have followed a policy of having substantial investments in one or more of the Franklin Templeton funds, as is consistent with their individual financial goals. In February 1998, this policy was formalized through the adoption of a requirement that each board member invest one-third of fees received for serving as a director or trustee of a Templeton fund (excluding committee fees) in shares of one or more Templeton funds and one-third of fees received for serving as a director or trustee of a Franklin fund (excluding committee fees) in shares of one or more Franklin funds until the value of such investments equals or exceeds five times the annual retainer and regular board meeting fees paid to such board member. Investments in the name of family members or entities controlled by a board member constitute fund holdings of such board member for purposes of this policy, and a three year phase-in period applies to such investment requirements for newly elected board members. In implementing such policy, a board member's fund holdings existing on February 27, 1998, are valued as of such date with subsequent investments valued at cost.

The following tables provide the dollar range of equity securities beneficially owned by the board members of the Trust on December 31, 2021.

Independent Board Members

Name of Board Member	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by the Board Member in the Franklin Templeton Fund Complex
Harris J. Ashton	None	Over $100,000
Terrence J. Checki	None	Over $100,000
Mary C. Choksi	None	Over $100,000
Edith E. Holiday	None	Over $100,000
J. Michael Luttig	None	Over $100,000
Larry D. Thompson	None	Over $100,000
Valerie M. Williams	None	None

Interested Board Members

Name of Board Member	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by the Board Member in the Franklin Templeton Fund Complex
Gregory E. Johnson	None	Over $100,000
Rupert H. Johnson, Jr.	None	Over $100,000

(c) Compensation

The Trust pay fees to independent board members. Independent board members also may serve as directors or trustees of other funds in Franklin Templeton and may receive fees from these funds for their services. The fees payable to independent board members by the other funds in Franklin Templeton are subject to reductions resulting from fee caps limiting the amount of fees payable to board members who serve on other boards within Franklin Templeton. The following table provides the total fees paid to independent board members by Franklin Templeton.

Name	Total Fees Received from the Trust ($)[1]	Total Fees Received from Franklin Templeton ($)[2]	Number of Boards in Franklin Templeton on which Each Serves[3]
Harris J. Ashton	13,436	640,317	35
Terrence J. Checki	16.274	440,000	24
Mary C. Choksi	14.658	687,367	36
Edith E. Holiday	16.257	774,000	36
J. Michael Luttig	14.694	706,001	36
Larry D. Thompson	14.788	684,000	36
Valerie M. Williams	16.068	254,429	24
1.			For the fiscal year ended June 30, 2022.
2.	For the calendar year ended December 31, 2021.
3.

 We base the number of boards on the number of U.S. registered investment companies in Franklin Templeton.  This number does not include the total number of series or portfolios within each investment company for which the board members are responsible.

Independent board members are reimbursed for expenses incurred in connection with attending board meetings and such expenses are paid pro rata by each fund in Franklin Templeton for which they serve as director or trustee. No officer or board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Trust or other funds in Franklin Templeton. Certain officers or board members who are shareholders of Franklin Resources, Inc. (Resources) may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.

(d) Sales Loads

Not applicable.

(e) Codes of Ethics

The Fund and its investment manager have each adopted a code of ethics, as required by federal securities laws. Under the code of ethics, employees who are designated as access persons may engage in personal securities transactions, including transactions involving securities that are being considered for the Fund or that are currently held by the Fund, subject to certain general restrictions and procedures. The personal securities transactions of access persons of the Fund and its investment manager will be governed by the code of ethics. The code of ethics is on file with, and available from, the SEC.

(f) Proxy Voting Policies and Procedures

Not Applicable.

Item 18. Control Persons and Principal Holders of Securities

(a) Control Persons

As of October 3, 2022, the principal shareholders of the Fund, beneficial or of record, were:

Name and Address	Percentage (%) (%) (%)
The U.S. Government Money Market Portfolio
Franklin Money Fund	39.64
Attn: Fund Accounting Operations
3344 Quality Drive
Rancho Cordova, CA 95670-7361

IFT Money Market Portfolio*	29.75
Attn: Fund Accounting Operations
10600 White Rock Road
Rancho Cordova, CA 95670-6293

IFT Money Market Portfolio*	13.08
Attn: Fund Accounting Operations
10600 White Rock Road
Rancho Cordova, CA 95670-6293

IFT Money Market Portfolio*	10.93
Attn: Fund Accounting Operations
10600 White Rock Road
Rancho Cordova, CA 95670-6293

*For the benefit of its customer(s).

At the levels of ownership indicated in the table above, IFT Money Market Portfolio and Franklin U.S. Government Money Fund would be able to determine the outcome of most issues that are submitted to shareholders of the Fund to vote upon. Institutional Fiduciary Trust, of which IFT Money Market Portfolio is a series, and Franklin U.S. Government Money Fund, of which Franklin U.S. Government Money Fund is a series, are organized as Delaware statutory trusts.

Each of IFT Money Market Portfolio and Franklin U.S. Government Money Fund (collectively, the “Feeder Funds”) seek to achieve their investment goals by investing all of their assets in the Fund. Each Feeder Fund has informed the Fund that whenever it is requested to vote on matters pertaining to the policies of the Fund, the Feeder Fund will hold a meeting of shareholders and will cast its votes as instructed by the Feeder Fund’s shareholders. It is anticipated that other registered investment companies investing in the Fund will follow the same or a similar practice.

(b) Principal Holders

Except for the companies referred to above, to the best knowledge of the Fund, no other person holds beneficially or of record more than 5% of the outstanding shares of the Fund.

(c) Management Ownership

As of October 3, 2022, the officers and board members, as a group, owned of record and beneficially less than 1% of the outstanding shares of the Fund. The board members may own shares in other funds in Franklin Templeton.

Item 19. Investment Advisory and Other Services

(a) Investment Advisers

Investment manager and services provided

The Fund's investment manager is Franklin Advisers, Inc., One Franklin Parkway, San Mateo, CA 94403-1906. The investment manager is a wholly owned subsidiary of Resources, a publicly owned company engaged in the financial services industry through its subsidiaries. Charles B. Johnson (former Chairman and Director of Resources) and Rupert H. Johnson, Jr. are the principal shareholders of Resources.

The investment manager provides investment research and portfolio management services, and selects the securities for the Fund to buy, hold or sell. The investment manager also selects the brokers who execute the Fund's portfolio transactions. The investment manager provides periodic reports to the board, which reviews and supervises the investment manager's investment activities. To protect the Fund, the investment manager and its officers, directors and employees are covered by fidelity insurance.

The investment manager makes decisions for the Fund in accordance with its obligations as investment manager to the Fund. From time to time, certain affiliates may request that the investment manager focus the Fund’s investments on certain securities, strategies or markets or shift the Fund’s strategy slightly to enhance its attractiveness to specific investors, which may create a conflict of interest. The investment manager may, but is not required to, focus or shift the Fund’s investments in the manner requested provided that the investment manager believes that such investments are consistent with the Fund’s stated investment goals and strategies and are in the best interests of the Fund and its shareholders. In addition, the investment manager and its affiliates manage numerous other investment companies and accounts. The investment manager may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by the investment manager on behalf of the Fund. Similarly, with respect to the Fund, the investment manager is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that the investment manager and access persons, as defined by applicable federal securities laws, may buy or sell for its or their own account or for the accounts of any other fund. The investment manager is not obligated to refrain from investing in securities held by the Fund or other funds it manages.

Management fees

The Fund pays the investment manager a fee equal to an annual rate of 0.15% of the value of the Fund's average daily net assets.

The fee is calculated at the close of business each day according to the terms of the management agreement. For the last three fiscal years ended June 30, the Fund paid the following management fees:

Management Fees Paid($)
2022[1]	11,769,735
2021[1]	11,565,962
2020	28,902,560

1. For the fiscal years ended June 30, 2022 and 2021, the management fee, before any advance waiver, totaled $18,466,540 and $19,167,364 respectively.

(b) Principal Underwriter

Not applicable.

(c) Services Provided by Each Investment Adviser and Fund Expenses Paid by Third Parties

Not applicable.

(d) Service Agreements

Not applicable.

(e) Other Investment Advice

Not applicable.

(f) Dealer Reallowances

Not applicable.

(g) Rule 12b-1 Plans

Not applicable.

(h) Other Service Providers

Shareholder Servicing and Transfer Agent Franklin Templeton Investor Services, LLC (Investor Services) is the Fund's shareholder servicing agent and acts as the Fund's transfer agent and dividend-paying agent. Investor Services is located at 3344 Quality Drive, Rancho Cordova, CA 95670-7313. Please send all correspondence to Investor Services at P.O. Box 33030, St. Petersburg, FL 33733-8030.

Investor Services receives a fee for servicing Fund shareholder accounts. The Fund also will reimburse Investor Services for certain out-of-pocket expenses necessarily incurred in servicing the shareholder accounts in accordance with the terms of its servicing contract with the Fund.

Sub-administrator

JPMorgan Chase Bank, N.A. (JPMorgan) has an agreement with FT Services to provide certain sub-administrative services for the Fund. The administrative services provided by JPMorgan include, but are not limited to, certain fund accounting, financial reporting, tax, corporate governance and compliance and legal administration services.

Custodian The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, NY 10286, acts as custodian of the Fund's securities and other assets.

Independent Registered Public Accounting Firm PricewaterhouseCoopers LLP, 405 Howard Street, Suite 600, San Francisco, CA 94105, is the Fund's independent registered public accounting firm. The independent registered public accounting firm audits the financial statements included in the Fund's Annual Report to shareholders.

Item 19(i). Securities Lending

Not applicable.

Item 20. Portfolio Managers

Not Applicable.

Item 21. Brokerage Allocation and Other Practices

Since most purchases by the Fund are principal transactions at net prices, the Fund incurs little or no brokerage costs. The Fund deals directly with the selling or buying principal or market maker without incurring charges for the services of a broker on its behalf, unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters will include a commission or concession paid to the underwriter, and purchases from dealers will include a spread between the bid and ask price. The Fund seeks to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers in return for research and statistical information, as well as for special services provided by the dealers in the execution of orders.

It is not possible to place an accurate dollar value on the special execution or on the research services the investment manager receives from dealers effecting transactions in portfolio securities. The allocation of transactions to obtain additional research services allows the investment manager to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs from many securities firms. The receipt of these products and services does not reduce the investment manager's research activities in providing investment advice to the Fund.

As long as it is lawful and appropriate to do so, the investment manager and its affiliates may use this research and data in their investment advisory capacities with other clients.

If purchases or sales of securities of the Fund and one or more other investment companies or clients supervised by the investment manager are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by the investment manager, taking into account the respective sizes of the accounts and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Fund is concerned. In other cases it is possible that the ability to participate in volume transactions may improve execution and reduce transaction costs to the Fund.

For the fiscal years ended June 30, 2022, 2021 and 2020, the Fund did not pay any brokerage commissions.

As of June 30, 2022, the Fund did not own securities of its regular broker-dealers.

Item 22. Capital Stock and Other Securities

The Trust has noncumulative voting rights. For board member elections, this gives holders of more than 50% of the shares voting the ability to elect all of the members of the board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the board.

The Trust does not intend to hold annual shareholder meetings. The Trust or a series of the Trust may hold special meetings, however, for matters requiring shareholder approval.

Item 23. Purchase, Redemption and Pricing of Shares

Pricing Shares  The valuation of the Fund's portfolio securities is based on the amortized cost of the securities, which does not take into account unrealized capital gains or losses. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in calculation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument. During periods of declining interest rates, the daily yield on shares of the Fund computed as described above may tend to be higher than a like computation made by the Fund with identical investments but using a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments. Thus, if the use of amortized cost by the Fund resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the Fund would be able to obtain a somewhat higher yield than would result from an investment in a fund using only market values, and existing investors in the Fund would receive less investment income. The opposite would be true in a period of rising interest rates.

The Fund's use of amortized cost, which helps the Fund maintain a $1.00 share price, is permitted by a rule adopted by the SEC.

The board has established procedures designed to stabilize, to the extent reasonably possible, the Fund's price per share at $1, as computed for the purpose of sales and redemptions. These procedures include a review of the Fund's holdings by the board, at such intervals as it may deem appropriate, to determine if the Fund's net asset value calculated by using available market quotations deviates from $1 per share based on amortized cost. The extent of any deviation will be examined by the board. If a deviation exceeds 1/2 of 1%, the board will promptly consider what action, if any, will be initiated. If the board determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, it will take corrective action that it regards as necessary and appropriate, which may include selling portfolio instruments before maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends, redeeming shares in kind, or establishing a net asset value per share by using available market quotations.

Redemptions in kind  The Fund has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of the Fund's net assets at the beginning of the 90-day period. This commitment is irrevocable without the prior approval of the SEC. In the case of redemption requests in excess of these amounts, the board reserves the right to make payments in whole or in part in securities or other assets of the Fund, in case of an emergency, or if the payment of such a redemption in cash would be detrimental to the existing shareholders of the Fund. In these circumstances, the securities distributed would be valued at the price used to compute the Fund's net assets and you may incur brokerage fees in converting the securities to cash. The Fund does not intend to redeem illiquid securities in kind. If this happens, however, you may not be able to recover your investment in a timely manner. In addition, in certain circumstances, the Fund may not be able to redeem securities in-kind or the investment manager may not have the ability to determine whether a particular redemption can be paid in-kind before the redemption request is paid.

Share certificates We will credit your shares to your Fund account, and we do not issue share certificates. This eliminates the costly problem of replacing lost, stolen or destroyed certificates.

Item 24. Taxation of the Fund

Distributions of net investment income. The Fund receives income generally in the form of interest on its investments. The Fund may also earn taxable income from temporary investments, the discount on stripped obligations or their coupons, income from securities loans or other taxable transactions, ordinary income from the sale of market discount bonds and net short-term capital gains from the sale or other disposition of its portfolio securities. This income, less expenses incurred in the operation of the Fund, constitutes the Fund's net investment income from which dividends may be paid to the shareholders. This income will be taxable as ordinary income. Because the Fund is a money fund, it does not anticipate realizing any long-term capital gains.

Information on the tax character of dividends The Fund will inform you of the amount of your dividends at the time they are paid, and will advise you of their tax status for federal income tax purposes shortly after the close of each calendar year. Dividends declared in December but paid in January are taxable to you as if paid in December.

Election to be taxed as a regulated investment company The Fund has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code (Code). It has qualified as a regulated investment company for its most recent fiscal year, and intends to continue to qualify during the current fiscal year. As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to you. The board reserves the right not to maintain the qualification of the Fund as a regulated investment company if it determines this course of action to be beneficial to shareholders. In that case, the Fund would be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions would be taxed as ordinary income dividends to the extent of the Fund's earnings and profits.

Excise tax distribution requirements To avoid federal excise taxes, the Fund intends to declare and pay out its income currently, but can give no assurances that its distributions will be sufficient to eliminate all federal excise taxes.

Sales of Fund shares Sales and exchanges of Fund shares are taxable transactions for federal and state income tax purposes. However, to the extent that the Fund is able to maintain a stable $1.00 share price, no gain or loss will result from such sales or exchanges.

Qualified dividends and the corporate dividends-received deduction Because the income of the Fund is primarily derived from investments earning interest rather than dividend income, generally none of its income dividends will be qualifying dividend income or dividends eligible for the corporate dividends-received deduction.

Investment in complex securities The Fund may invest in securities issued or purchased at a discount that may require it to accrue and distribute income not yet received. In order to generate sufficient cash to make these distributions, the Fund may be required to sell securities in its portfolio that it otherwise might have continued to hold. These rules could affect the amount, timing and tax character of income distributed to the shareholders.

Item 25. Underwriters

Not applicable.

Item 26. Calculation of Performance Data

Not applicable.

Item 27. Financial Statements

The audited financial statements and Report of Independent Registered Public Accounting Firm in the Fund's Annual Report to Shareholders, for the fiscal year ended June 30, 2022, are incorporated herein by reference.

Description of Ratings

Corporate Obligation Ratings

Moody's

INVESTMENT GRADE

Aaa: Bonds rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa: Bonds rated Aa are judged to be high quality and are subject to very low credit risk.

A: Bonds rated A are considered upper medium-grade obligations and are subject to low credit risk.

Baa: Bonds rated Baa are subject to moderate credit risk and are considered medium-grade obligations. As such they may have certain speculative characteristics.

BELOW INVESTMENT GRADE

Ba: Bonds rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B: Bonds rated B are considered speculative and are subject to high credit risk.

Caa: Bonds rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca: Bonds rated Ca are considered highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Bonds rated C are the lowest rated class of bonds and are typically in default. They have little prospects for recovery of principal or interest.

Note: Moody's appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; modifier 2 indicates a mid-range ranking; and modifier 3 indicates a ranking in the lower end of that generic rating category.

S&P®

The issue rating definitions are expressions in terms of default risk. As such, they pertain to senior obligations of an entity. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy. (Such differentiation applies when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.) Accordingly, in the case of junior debt, the rating may not conform exactly with the category definition.

INVESTMENT GRADE

AAA: This is the highest rating assigned by S&P to a debt obligation. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA: Obligations rated AA differ from AAA issues only in a small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A: Obligations rated A are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in the higher ratings categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB: Obligations rated BBB exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BELOW INVESTMENT GRADE

BB, B, CCC, CC, C: Obligations rated BB, B, CCC, CC and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest degree of speculation. While these obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated CC is currently highly vulnerable to nonpayment.

C: A subordinated debt or preferred stock obligation rated C is currently highly vulnerable to nonpayment. The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. The C rating is also assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is still making payments.

D: An obligation rated D is in payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating is also used upon the filing of a bankruptcy petition or the taking of a similar action if payments on the obligation are jeopardized.

Plus (+) or minus (-): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

r: This symbol is attached to the ratings of instruments with significant noncredit risks and highlights risks to principal or volatility of expected returns that are not addressed in the credit rating.

Short-Term Debt Ratings

Moody's

Moody's short-term debt ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs and to individual short-term debt instruments. These obligations generally have an original maturity not exceeding 13 months, unless explicitly noted. Moody's employs the following designations to indicate the relative repayment capacity of rated issuers:

P-1 (Prime-1): Issuers (or supporting institutions) so rated have a superior ability to repay short-term debt obligations.

P-2 (Prime-2): Issuers (or supporting institutions) so rated have a strong ability to repay short-term debt obligations.

P-3 (Prime-3): Issuers (or supporting institutions) so rated have an acceptable ability to repay short-term debt obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

S&P®

S&P's ratings are a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days -- including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. The result is a dual rating, in which the short-term rating addresses the put feature, in addition to the usual long-term rating.

A-1: This designation indicates that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2: Issues carrying this designation are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations carrying the higher designations. However, the obligor's capacity to meet its financial commitments on the obligation is satisfactory.

A-3: Issues carrying this designation exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: Issues carrying this designation are regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C: Issues carrying this designation are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: Issues carrying this designation are in payment default. The D rating category is used when payments on an obligation are not made on the due date even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

THE MONEY MARKET PORTFOLIOS

File No. 811-07038

PART C

OTHER INFORMATION

Item 28. Exhibits. The following exhibits are incorporated by reference to the previous filed document indicated below, except as noted.

(a)	Agreement and Declaration of Trust

(i)

Amended and Restated Agreement and Declaration of Trust dated May 18, 2018 of The Money Market Portfolios

Filing: Amendment No. 31 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: October 29, 2018

(b)	By-Laws

	(i)	Second Amended and Restated By-Laws dated May 18, 2018 of The Money Market Portfolios Filing: Amendment No. 31 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 29, 2018

	(ii)	Certificate of Amendment of By-Laws of The Money Market Portfolios dated January 17, 2019 Filing: Amendment No. 32 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 29, 2019

(c)	Instruments Defining Rights of Security Holders

	(i)	Amended and Restated Agreement and Declaration of Trust
(a) Article III, Shares
(b) Article V, Shareholders’ Voting Powers and Meetings
(c) Article VI, Net Asset Value; Distributions; Redemptions; Transfers
(d) Article VIII, Certain Transactions: Section 4
(e) Article X, Miscellaneous: Section 4

	(ii)	Amended and Restated By-Laws
(a) Article II, Meetings of Shareholders
(b) Article VI, Records and Reports: Section 1, 2 and 3
(c) Article VII, General Matters: Section 3, 4, 6 and 7
(d) Article VIII, Amendment: Section 1

	(iii)	Part B, Statement of Additional Information – Item 22

(d)	Investment Advisory Contracts

	(i)	Management Agreement between Registrant and Franklin Advisers, Inc. dated August 27, 1992 Filing: Amendment No. 6 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 31, 1995

	(ii)	Amendment dated August 1, 1995 to the Management Agreement dated August 27, 1992 Filing: Amendment No. 7 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 30, 1996

(iii)

Amended and Restated Investment Management Agreement between the Registrant and Franklin Advisers, Inc. dated December 29, 2017

Filing: Amendment No. 34 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: October 29, 2020

(iv)

Amendment to the Investment Management Agreement dated May 13, 2020, on behalf of the Fund listed in Schedule A and Franklin Advisers, Inc.

Filing: Amendment No. 35 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: October 28, 2021

(e)	Underwriting Contracts

Not Applicable

(f)	Bonus or Profit Sharing Contracts

Not Applicable

(g)	Custodian Agreements

(i)

Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing: Amendment No. 7 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: October 30, 1996

(ii)

Amendment dated May 7, 1997 to Master Custody Agreement dated February 16, 1996 between Registrant and The Bank of New York Mellon

Filing: Amendment No. 8 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: October 30, 1997

	(iii)	Amendment dated February 27, 1998 to Master Custody Agreement dated February 26, 1996 Filing: Amendment No. 10 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 30, 1999

	(iv)	Exhibit A dated September 2022 of the Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

(v)

Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing: Amendment No. 7 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: October 30, 1996

	(vi)	Exhibit A dated September 2022 of the Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

(h)	Other Material Contracts

	(i)	Second Amended and Restated Transfer Agent and Shareholder Services Agreement between the Registrant and Franklin Templeton Investor Services, LLC dated March 1, 2022

(ii)

Amendment to Fund Services Agreement dated January 22, 2020 between Franklin Templeton Services, LLC and JPMorgan Chase Bank, N.A.

Filing: Amendment No. 34 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: October 29, 2020

(iii)

Fund Services Agreement between Franklin Templeton Services, LLC and J.P Morgan dated January 22, 2020

Filing: Amendment No. 35 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: October 28, 2021

	(iv)	Amendment to Fund Services Agreement effective January 29, 2021 between Franklin Templeton Services, LLC for the Registrant and JPMorgan dated January 22, 2020

	(v)	Third Amendment to Fund Services Agreement dated March 12, 2021 between Franklin Templeton Services, LLC for the Registrant and JPMorgan dated January 22, 2020

	(vi)	Fourth Amendment to Fund Services Agreement effective September 1, 2021 between Franklin Templeton Services, LLC for the Registrant and JPMorgan dated January 22, 2020

	(vii)	Fifth Amendment to Fund Services Agreement dated June 10, 2022 between Franklin Templeton Services, LLC for the Registrant and JPMorgan dated January 22, 2020

	(viii)	Form of Rule 12d1-4 Fund of Funds Investment Agreement

(i)	Legal Opinion

Not Applicable

(j)	Other Opinions

Not Applicable

(k)	Omitted Financial Statements

Not Applicable

(l)	Initial Capital Agreements

	(i)	Letters of Understanding dated July 22, 1992 Filing: Amendment No. 6 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 31, 1995

(m)	Rule 12b-1 plan

Not Applicable

(n)	Rule 18f-3 Plan

Not Applicable

(p)	Code of Ethics

	(i)	Code of Ethics dated August 16, 2021 Filing: Amendment No. 35 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 28, 2021

(q)	Power of Attorney

	(i)	Power of Attorney dated May 21, 2019 Filing: Amendment No. 32 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 29, 2019

	(ii)	Power of Attorney dated May 10, 2021, for Valerie Williams Filing: Amendment No. 35 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 28, 2021

	(iii)	Power of Attorney dated December 10, 2021, for Christopher Kings

Item 29. Persons Controlled by or Under Common Control with Registrant

None

Item 30. Indemnification

The Amended and Restated Agreement and Declaration of Trust (the "Declaration") provides that any person who is or was a Trustee, officer, employee or other agent, including the underwriter, of such Trust shall be liable to the Trust and its shareholders only for (1) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing, or (2) the person's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person (such conduct referred to herein as Disqualifying Conduct) and for nothing else. Except in these instances and to the fullest extent that limitations of liability of agents are permitted by the Delaware Statutory Trust Act (the "Delaware Act"), these Agents (as defined in the Declaration) shall not be responsible or liable for any act or omission of any other Agent of the Trust or any investment adviser or principal underwriter. Moreover, except and to the extent provided in these instances, none of these Agents, when acting in their respective capacity as such, shall be personally liable to any other person, other than such Trust or its shareholders, for any act, omission or obligation of the Trust or any trustee thereof.

The Trust shall indemnify, out of its property, to the fullest extent permitted under applicable law, any of the persons who was or is a party, or is threatened to be made a party to any Proceeding (as defined in the Declaration) because the person is or was an Agent of such Trust. These persons shall be indemnified against any Expenses (as defined in the Declaration), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the Proceeding if the person acted in good faith or, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not in itself create a presumption that the person did not act in good faith or that the person had reasonable cause to believe that the person's conduct was unlawful. There shall nonetheless be no indemnification for a person's own Disqualifying Conduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with securities being registered, the Trust may be required, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court or appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 31. Business and Other Connections of the Investment Adviser

The officers and directors of Franklin Advisers, Inc., (Advisers), Registrant's investment manager, also serve as officers and/or directors/trustees for (1) Advisers' corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in Franklin Templeton Investments. For additional information please see Part B and Schedules A and D of Form ADV of Advisers (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of Advisers and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 32. Principal Underwriters

Not Applicable

Item 33. Locations of Accounts and Records

The accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 are kept by the Trust at One Franklin Parkway, San Mateo, CA 94403-1906 or its shareholder services agent, Franklin Templeton Investor Services LLC, at 3344 Quality Drive, Rancho Cordova, CA 95670-7313.

Item 34. Management Services

There are no management-related service contracts not discussed in Part A or Part B.

Item 35. Undertaking

 Not Applicable

SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Mateo and the State of California, on the 26th day of October, 2022.

THE MONEY MARKET PORTFOLIOS

(Registrant)

By: /s/Steven J. Gray

Steven J. Gray

Vice President and Co-Secretary

THE MONEY MARKET PORTFOLIOS

REGISTRATION STATEMENT

EXHIBIT INDEX

The following exhibits are attached:

EXHIBIT NO.	DESCRIPTION

EX-99.(g)(iv)	Exhibit A dated September 2022 of the Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

EX-99.(g)(vi)	Exhibit A dated September 2022 of the Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

EX-99.(h)(i)	Second Amended and Restated Transfer Agent and Shareholder Services Agreement between the Registrant and Franklin Templeton Investor Services, LLC dated March 1, 2022

EX-99.(h)(iv)	Amendment to Fund Services Agreement effective January 29, 2021 between Franklin Templeton Services, LLC for the Registrant and JPMorgan dated January 22, 2020

EX-99.(h)(v)	Third Amendment to Fund Services Agreement dated March 12, 2021 between Franklin Templeton Services, LLC for the Registrant and JPMorgan dated January 22, 2020

EX-99.(h)(vi)	Fourth Amendment to Fund Services Agreement effective September 1, 2021 between Franklin Templeton Services, LLC for the Registrant and JPMorgan dated January 22, 2020

EX-99.(h)(vii)	Fifth Amendment to Fund Services Agreement dated June 10, 2022 between Franklin Templeton Services, LLC for the Registrant and JPMorgan dated January 22, 2020

EX-99.(h)(viii)	Form of Rule 12d1-4 Fund of Funds Investment Agreement

EX-99.(q)(iii)	Power of Attorney dated December 10, 2021, for Christopher Kings